SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to or Rule 14a-12

Pacific Capital Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

of Shareholders

and Proxy Statement

May 24, 2005

1021 Anacapa Street

P. O. Box 60839

Santa Barbara, CA 93160-0839

Notice of the 2005 Annual Meeting of Shareholders

Date and Time:	Tuesday, May 24, 2005, at 10:00 a.m., local time.

Place:	Lobero Theatre, 33 East Canon Perdido, Santa Barbara, California 93101

Items of Business	1. To elect 12 members of the Board of Directors, each for a term of one year.

2. To consider and vote on the 2005 Directors Stock Plan.

3. To consider and vote on an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 80,000,000 shares to 100,000,000 shares.

4. To transact such other business as may properly come before the Meeting, and any adjournment or postponement.

Record Date:	You can vote if you are a shareholder of record on March 25, 2005.

List of Shareholders:	During ordinary business hours on the ten days prior to the date of the meeting, a list of shareholders entitled to vote at the meeting will be available in the Secretary’s office at the Company’s headquarters for inspection by shareholders for any purpose related to the meeting.

Mailing Date:	The proxy materials are being distributed to our shareholders on or about April 18, 2005, and include the Annual Report and Form 10-K, Notice of Annual Meeting, Proxy Statement, and proxy or voting instruction card.

Proxy Voting:	It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning your proxy card. Most shareholders also have the options of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the Meeting by following the instructions in the accompanying Proxy Statement.

By Order of the Board of Directors

Carol Kelleher

Corporate Secretary

1021 Anacapa Street

Post Office Box 60839

Santa Barbara, CA 93160-0839

Proxy Statement

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pacific Capital Bancorp, a California corporation, of proxies to be voted at our 2005 Annual Meeting of Shareholders and at any adjournment and postponement. You are invited to attend our 2005 Annual Shareholders’ Meeting on Tuesday, May 24, 2005, beginning at 10:00 a.m., local time. The Meeting will be held at the Lobero Theatre, 33 East Canon Perdido, Santa Barbara, CA 93101.

Shareholders Entitled to Vote. Shareholders who own Pacific Capital Bancorp common stock at the close of business on March 25, 2005 (the Record Date) are entitled to receive this notice and to vote their shares at the Meeting. As of the Record Date, there were 45,811,164 shares of common stock outstanding and entitled to vote.

Changing your Vote. You may revoke your proxy and change your vote at any time before the polls close at the meeting by submitting a properly signed proxy with a later date; voting by telephone or via the Internet (your latest vote is counted); or voting in person at the meeting.

How to Vote if you are a Shareholder of Record. Shareholders of record can vote using any of the following methods:

•	Internet Voting. Go to the web address http://www.eproxy.com/pcbc and follow the instructions for Internet voting on the proxy card;

•	Telephone Voting: If you reside in the United States and Canada, dial 800-435-6717 and follow the instructions for telephone voting on the proxy card;

•	Complete and mail your proxy card.

•	Cast your vote in person at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

If you vote by telephone or on the Internet, you do not need to return your proxy card. All shares that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If you hold shares in the Pacific Capital Bancorp 401(k) Savings Plan or the Employee Stock Ownership Plan (collectively, the Plans), your completed proxy card will serve as a voting instruction card for the trustee, Prudential Bank & Trust, FSB. If you do not vote your shares or specify your voting instructions on your proxy card, the administrators of the Plans or the trustee will vote your shares in favor of management’s recommendations. To allow sufficient time for voting by the trustee and the administrators of the Plans, your voting instructions must be received by May 19, 2005.

If you receive multiple proxy cards, your shares are probably registered differently or are in more than one account. Vote all proxy cards received to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Mellon Investor Services (888-835-2829); otherwise, contact your brokerage firm.

List of Shareholders. The names of shareholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting. The list is available between the hours of 8:30 a.m. and 4:30 p.m. at our principal executive offices at 1021 Anacapa Street, Santa Barbara, CA, c/o Corporate Secretary.

Required Vote. The presence in person or by proxy of the holders of a majority of the Company’s outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum.

A plurality of the shares of common stock present or represented and entitled to vote at the meeting is required to elect directors. There is no cumulative voting for directors. The affirmative vote of a majority of shares entitled to vote and represented at the Meeting in person or by proxy is required to pass: Proposal 2 (approve the 2005 Directors Stock Plan), and Proposal 3 (approve an amendment to the Articles of Incorporation to increase the authorized common stock). Each share is entitled to one vote for each matter considered at the Meeting.

Abstentions and “broker non-votes” are counted for purposes of satisfying the quorum requirement. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker non-votes effectively reduce the number of shares needed to approve a proposal. NASD rules give brokers discretionary authority to vote on Proposal 1 if they do not receive instructions from their clients. As a result, if you do not vote your street name shares, your broker has authority to vote on your behalf on Proposal 1. Abstentions and broker non-votes will have the effect of a vote “against” Proposals 2 and 3.

The Company has a policy of confidential voting that applies to all shareholders. Mellon Investor Services tabulates the votes received.

Voting on Other Matters. If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting.

Electronic Delivery of Proxy Statement, Annual Report and Form 10-K. The Notice of Annual Meeting and Proxy Statement, the 2004 Annual Report and the Form 10-K (the proxy materials) are available on our web site at www.pcbancorp.com. Instead of receiving future copies of these documents by mail, shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy-voting site.

Shareholders of Record: If you vote on the Internet at www.eproxyvote.com/pcbancorp, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Shareholders: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of the proxy materials electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Cost of Proxy Solicitation. We reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Employees do not receive additional compensation for soliciting proxies. We retained the services of Mellon Investor Services to assist us with soliciting proxies this year for $8,500 (plus out-of-pocket expenses).

How to find the Voting Results of the Meeting. We will announce preliminary voting results at the meeting. Final results will be published in our quarterly report on Form 10-Q for the second quarter of 2005, which we will file with the Securities and Exchange Commission, or SEC. You may obtain a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through our web site at www.pcbancorp.com.

Additional Information. A copy of our 2004 annual report is being mailed with this proxy statement to each shareholder of record. Shareholders not receiving a copy of the annual report may obtain one without charge. Our annual report on Form 10-K is also accessible through our web site at www.pcbancorp.com. Requests and inquiries should be addressed to: Pacific Capital Bancorp, 1021 Anacapa Street, Santa Barbara, CA 93101, Attn: Corporate Secretary.

Proposals Requiring Your Vote

Proposal 1. Election of Directors

Nominees for Election. Dr. Edward Birch, non-employee Chairman of the Board, conducted evaluation interviews with each member of the Board. The interviews provided an opportunity for each director to discuss performance and contributions as a Board member. Following the interviews, Dr. Birch discussed the results of his evaluations with the Compensation & Nominating Committee. Based on the interview process and additional input from the Compensation & Nominating Committee, the Committee recommended the nominees to the Board of Directors. The Board approved the Committee’s recommendation of nominees for a one-year term, all of whom are currently serving as directors. Nominees for election are: Edward E. Birch, Chairman of the Board, Richard M. Davis, Richard S. Hambleton, Jr., D. Vernon Horton, Roger C. Knopf, Robert W. Kummer, Jr., Clayton C. Larson, John R. Mackall, Gerald T. McCullough, Richard A. Nightingale, Kathy J. Odell and William S. Thomas, Jr. All have consented to serve a one-year term.

Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. The principal occupation and certain other information about the nominees are set forth on the following pages.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed above.

Nominees for Directors

Edward E. Birch

Chairman of the Board of Directors

Chairman of the Executive Committee

Director since 1983

Dr. Birch, age 66, was elected Chairman of the Board of Pacific Capital Bancorp and its subsidiary, Pacific Capital Bank, N.A., on April 27, 2004, following the retirement of David Spainhour. Prior to that time, he served as independent Lead Director and Chairman of the former Governance and Compensation Committee. He was formerly the Executive Vice President of Westmont College in Santa Barbara, California from 1993 to 2001, and was Vice Chancellor of the University of California, Santa Barbara from 1976 to 1993. Dr. Birch also serves as Trustee of the Margaret C. Mosher Trust, President/CEO of the Mosher Foundation and is involved in a number of civic and community organizations. He is a member of the Board of Trustees of Westmont College, Cottage Health Systems and the Community Arts Music Association (CAMA).

Richard M. Davis

Audit Committee Member

Trust Oversight Committee Member

Director since 1984

Mr. Davis, age 70, is a retired business executive from Verizon Communications (formerly GTE). He is a past Chairman of the Board of Directors of Santa Barbara Cottage Hospital, a past Chairman of the Santa Barbara Chamber of Commerce, and a past Chairman of the Board of United Way of Santa Barbara.

Richard S. Hambleton, Jr.

Chairman of the Trust Oversight Committee

Director since 2001

Mr. Hambleton, age 56, joined Hoffman, Vance & Worthington in 1976 as Management Associate and became a partner of the firm in 1979. Hoffman, Vance & Worthington manages agricultural and commercial property in Ventura and Santa Barbara Counties. His professional associations include the Agricultural Leadership Associates and Founder and President of Ventura Maritime Foundation. Mr. Hambleton is a director of Ventura Pacific Company.

D. Vernon Horton

Director since 1998

Executive Committee Member

Mr. Horton, age 65, is Vice Chairman of the Board and Chairman of First National Bank of Central California, a division of Pacific Capital Bank, N.A. His banking career began in 1964 with Valley National Bank in Salinas, California in various capacities including lending, operations, business development, and Chief Executive Officer. He became Chief Executive Officer of First National Bank of Central California in 1984.

Roger C. Knopf

Governance Committee Chairman

Compensation & Nominating Committee Chairman

Audit Committee Member

Director since 1998

Mr. Knopf, age 64, is the President of Knopf Construction, Inc., a general building construction company located in Morgan Hill since 1976. He was a founding director (1983) and past Chairman of South Valley National Bank, a division of Pacific Capital Bank, N.A. Mr. Knopf is a past President of the Santa Clara County Landowners Association and the Morgan Hill Rotary Club. He has served on many County of Santa Clara, City of Morgan Hill, and Morgan Hill Unified School District committees. Presently, he is Chairman of the Board of Regional Medical Center of San Jose and serves on the boards of two “Not For Profit” 501(c)(3) organizations: Leadership Morgan Hill and Morgan Hill Rotary Club Endowment.

Robert W. Kummer, Jr.

Governance Committee Member

Compensation & Nominating Committee Member

Director since 2004

Mr. Kummer, age 68, was formerly the Chairman and Chief Executive Officer of Mellon 1st Business Bank which he co-founded in 1980. He served as a Director of Mellon 1st Business Bank from 1981 to 2003. He is currently a director and Chairman of the Audit Committee of SCPGA Golf Properties, Inc. and a director and Chairman of the Investment Committee of the Los Angeles Bio Medical Research Institute. He also serves on the advisory boards of Seidler Equity Partners LLP and Westmont College, and is a Trustee of The Fletcher Jones Foundation, and a Trustee and Chairman of the Investment Committee of Pomona College and Chairman of the Board of Trustees of Woodbury University.

Clayton C. Larson

Executive Committee Member

Director since 1998

Mr. Larson, 58, is Vice Chairman of the Board and President of First National Bank, a division of Pacific Capital Bank, N.A. He began his banking career in 1972 with Valley National Bank in Salinas, California. Mr. Larson is currently serving on the Grants Committee for the Monterey Peninsula Foundation and Audit Committee for Community Hospital of the Monterey Peninsula. He recently served a three-year term as Chairman of the Board of Trustees for Community Hospital of the Monterey Peninsula. He also serves on the Advisory Board for Legal Services for Seniors, Monterey Peninsula Chamber of Commerce and Leadership Monterey Peninsula.

John R. Mackall

Governance Committee Member

Trust Oversight Committee Member

Director since 2004

Mr. Mackall, age 55, is an attorney and a founding partner in Seed Mackall LLP, specializing in business matters and estate planning. He has served as Chair of the Cottage Health Board of Directors and was a director of City Commerce Bank prior to its acquisition by Mid-State Bank. He is also a director of the Alice Tweed Tuohy Foundation and The Volentine Family Foundation, a member of the Board of Trustees of the William N. Pennington Foundation, and a member of the Director’s Council of the Kavli Institute of Theoretical Physics at University of California, Santa Barbara.

Gerald T. McCullough

Trust Oversight Committee Member

Director since 2001

Mr. McCullough, age 69, has been a general contractor and developer in Hollister since 1966. He serves as a director of the YMCA of San Benito County. He has served as President of the Junior Chamber of Commerce, a director and President of the San Benito County Chamber of Commerce, President of the Hollister Elementary School Board, President of the Hollister Medical Foundation, President of the Hollister Rotary Club, and past District Governor of Rotary International.

Richard A. Nightingale

Audit Committee Chairman

Executive Committee Member

Director since 2000

Mr. Nightingale, age 57, is President and Board Chairman of Damitz, Brooks, Nightingale, Turner & Morrisset, Certified Public Accountants and Consultants. He began his accounting career in 1971 and in 1973 joined the Santa Barbara office of the international accounting firm of Arthur Andersen & Co. Mr. Nightingale was certified in 1976 and was promoted to Tax Manager in 1977. In 1982, he joined Earl Damitz and Thomas Brooks to form the current firm. He is President of the Board of Directors of United Way of Santa Barbara.

Kathy J. Odell

Governance Committee Member

Compensation & Nominating Committee Member

Director since 1999

Ms. Odell, age 59, is an entrepreneur and CEO of Inogen, Inc. a manufacturer of respiratory devices for the home healthcare market. She was formerly the Vice President of Enterprise Services for Agility Communications, Inc., and the Chief Operating Officer of Karl Storz Imaging, Inc., which she co-founded in 1985 as Medical Concepts, Inc. Ms. Odell is active in promoting entrepreneurial growth in the Santa Barbara area, serving on the board of the Center for Entrepreneurship and Engineering Management at the University of California at Santa Barbara. She is a member of the Advisory Council of the College of Engineering, University of California, Santa Barbara, and a member of UCSB Foundation Board of Trustees.

William S. Thomas, Jr.

Executive Committee Member

Director since 1995

Mr. Thomas, age 61, is President and Chief Executive Officer of Pacific Capital Bancorp and Pacific Capital Bank, N.A. Mr. Thomas joined Santa Barbara Bank & Trust in 1994 as Manager of the Trust and Investment Services Division. He previously held senior management positions with Security Pacific National Bank and Bank of America. He is a member of the Board of Directors of the Santa Barbara Museum of Art, United Way of Santa Barbara, Santa Barbara Partners in Education and El Adobe Corporation. He chairs The Fighting Back Community Leaders Advisory Board and is a member of the University of California Santa Barbara Foundation Board of Trustees.

All Pacific Capital Bancorp directors serve as board members of Pacific Capital Bank, N.A.

Proposal 2. Approval of the 2005 Directors Stock Plan

The 2005 Directors Stock Plan (“2005 Plan”) was approved by the Compensation & Nominating Committee and subsequently approved by the Board of Directors on February 18, 2005. Subject to shareholder approval at the Meeting, the 2005 Plan will replace the existing 1996 Directors’ Stock Plan (“1996 Plan”), which expires on December 31, 2005. Following adoption of the 2005 Plan by our shareholders, the Board will terminate the 1996 Plan at its Organizational Meeting on May 24, 2005, and any available shares remaining under the 1996 Plan for granting awards will expire and will not be added to the 2005 Plan reserve.

The purpose of the 2005 Plan is to enhance the ability of the Company to attract, motivate and retain the best available directors to serve on the boards of the Company and its subsidiaries and to provide directors with additional incentive to promote the success of the Company’s business. The 2005 Plan provides for the issuance of stock options, Restricted Stock, and performance awards or a combination of all (“Awards”) to the non-employee directors of the Company. We anticipate that the majority of Awards granted under the 2005 Plan will be Restricted Stock, and that Awards will be granted annually.

The number of shares of common stock reserved for Awards under the 2005 Plan is 150,000 shares. The 2005 Plan may be administered by either the Board of Directors or a Committee of the Board of Directors (the “Administrator”). Currently the Administrator is the Compensation & Nominating Committee of the Board of Directors.

Awards are granted only to non-employee directors of the Company and its subsidiaries who own not more than 10% of the outstanding stock of the Company. Presently, no non-employee Director owns stock representing more than 10% of the outstanding stock. Only non-qualified stock options may be granted under the 2005 Plan. The principal terms of the options include:

•	The exercise price may not be less than 100% of the fair market value of common stock as of the date of grant.

•	The maximum term of any option is five years.

•	Options become exercisable (vest) one year after the date of grant.

•	Options vest upon the acquisition by a third person of 35% or more of the voting stock of the Company or a cumulative change over a two-year period in the Board of Directors so that fewer than a majority of the current directors are still serving as directors.

•	Generally options are not transferable, except in the event of the optionee’s death.

Termination events:

•	If the termination is because of death or disability, options become fully vested and may be exercised during the 12 months following termination (but not after the expiration of the option).

•	If the termination is for cause, the options terminate immediately.

•	If the optionee has been a Director for five or more years, the options become fully vested and may be exercised during the 12 months following the termination (but not after the expiration of the option).

•	If the optionee has been a Director for less than five years, only the vested portion of the options may be exercised during the 3-month period following the termination (but not after the expiration date of the option).

Restricted Stock terms include:

•	The Restricted Stock becomes vested one year after the date of the Award.

•	The Administrator may provide that Restricted Stock be issued with or without the Director’s payment of a purchase price.

•	The Company has the right to repurchase unvested Restricted Stock at a price paid by the Director under the following termination conditions:

•	If the termination is because of death or disability, all of the Restricted Stock becomes vested as of the date of termination.

•	If the termination is for cause, the Company may repurchase the unvested Restricted Stock.

•	If the Director has five or more years of service as a Board member, all of the Restricted Stock becomes vested as of the date of termination.

•	If the Director has less than five years of service as a Board member, the Company has the right to repurchase the unvested Restricted Stock.

•	A Director cannot transfer any Restricted Stock prior to one year after the date of the Award.

In the event the Company effects a stock split or similar change in its capital structure, the Administrator is to make proportionate adjustments in the number and class of shares included in the Reserve and subject to any Award. On the liquidation or merger of the Company, or the sale of all or substantially all of the Company’s assets, the following applies.

•	If the surviving entity assumes or issues substitute Awards, the Awards continue and there is no acceleration of the Awards.

•	If the surviving entity neither assumes nor substitutes Awards, then any outstanding options are canceled (provided the Director has the right to exercise the option in full) and any unvested Restricted Stock becomes fully vested.

The Board of Directors may amend or terminate the 2005 Plan at any time without the approval of the shareholders. Shareholder approval of an amendment is required only when approval is required by applicable law. The 2005 Plan will terminate on May 24, 2015, unless it has previously been terminated by the Board of Directors. Awards granted before the termination of the 2005 Plan may be exercised and will vest thereafter in accordance with the terms of the applicable Award Agreement.

A Director will not have taxable income on the grant of an option. On the exercise of an option, the Director generally will have a taxable event in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the option exercise price. The Company is entitled to a deduction equal to the taxable income. Upon the sale of the option shares, any gain or loss will be taxed as short- or long-term capital gain or loss, depending upon how long the shares were held after the exercise of the option.

A Director will have to report taxable income on the Restricted Stock upon the issuance of the Restricted Stock or the lapse of any restriction on transfer or risk of forfeiture. If the Restricted Stock is subject to a risk of forfeiture and a restriction on transfer, a Director may elect under Section 83(b) of the Code to report the income in the year that the Restricted Stock is issued. The amount of taxable income is equal to the difference between the fair market value of the common stock on the date of issuance or of the lapse of the risk or restriction and the amount that the Director paid for the Restricted Stock. The Company is entitled to a deduction equal to the taxable income. Upon the sale of the Restricted Stock, any gain or loss is taxed as short- or long-term capital gain or loss depending upon how long the Restricted Stock was held.

A copy of the 2005 Plan is set forth in Addendum B.

The Board recommends a vote FOR approval of the 2005 Directors Stock Plan.

Proposal 3. Approval of an Amendment to the Articles of Incorporation to Increase the Authorized Common Stock

General

Our current Articles of Incorporation (Articles) authorize the issuance of up to 80,000,000 shares of common stock, no par value. On February 18, 2005, The Board of Directors adopted a resolution authorizing the necessary amendment to our Articles to increase the authorized number of shares of our common stock, subject to shareholder approval. The Board believes that the proposed amendment will provide certain long-term advantages to us and to our shareholders. This Proposal 3 seeks the approval of our shareholders to increase the authorized number of shares of common stock to 100,000,000 shares, no par value.

On March 25, 2005, we had issued and outstanding 45,811,164 shares of common stock, 2,028,159 shares of common stock reserved for issuance underlying currently issued and outstanding options and 5,376,380 shares of common stock underlying options not granted but reserved for issuance under certain of our existing stock option plans. The Board has approved an increase in the authorized number of shares of common stock to 100,000,000 shares in order to facilitate our ability to raise capital, to facilitate acquisitions and mergers and to attract qualified employees by offering stock options as incentive compensation for those persons, by authorizing the issuance of additional securities for purposes of effectuating those transactions.

If the shareholders approve this Proposal 3, the authorized number of shares of common stock will increase from to 80,000,000 shares to 100,000,000 shares and we will have approximately 43,151,000 shares of common stock not reserved for specific use and available for future issuances.

Purpose and Background of the Increase in Authorized Shares

We are proposing to increase the total number of our authorized shares of common stock to 100,000,000 so that we will have sufficient authorized but unissued common stock to permit the exercise of all of our currently outstanding securities, and, in addition, enable us to respond quickly to opportunities to raise capital in public offerings or private placements and issue shares in business combinations. Based on the shares of common stock that are currently either outstanding or reserved for future issuance, the Board has determined that the number of unreserved shares of common stock presently available for issuance is not sufficient to provide for future contingencies.

The additional authorized shares may be used for any proper corporate purpose approved by our Board without further action by shareholders, unless required by law, regulation or the rules of any stock exchange or quotation system on which the common stock is then listed or quoted (currently The Nasdaq National Market System). Shareholder approval requirements may apply in the case of certain transactions, such as business combination transactions or the adoption of employee benefit plans. If any such shares are to be issued in connection with potential business transactions that independently require shareholder approval, such approval will be sought at the appropriate time. The availability of additional authorized shares will enable our Board to act with flexibility and dispatch when favorable opportunities arise to enhance our capital structure. Additional shares may be issued in connection with, among other things, the sale of stock to obtain additional funding, the purchase of property, the acquisition or merger of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions, and other bona fide corporate purposes.

We believe that the proposed increase in authorized common stock will make sufficient shares available for use for these purposes. Other than as specified above and as permitted or required under our employee benefit plans and under outstanding options and warrants, we have no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. We reserve the right to seek a further increase in authorized shares from time to time in the future as we consider appropriate.

Effect on Outstanding Common Stock

The additional shares of common stock authorized by the proposed amendment would have the same privileges as the shares of common stock currently authorized and issued. Shareholders do not have preemptive rights under our articles of incorporation and will not have such rights with respect to the additional authorized shares of common stock. The increase in authorized shares would not affect the terms or rights of holders of existing shares of common stock. All outstanding shares of common stock would continue to have one vote per share on all matters to be voted on by the shareholders, including the election of directors. The issuance of any additional shares of common stock may, depending on the circumstances under which those shares are issued, reduce shareholders’ equity per share and, unless additional shares are issued to all shareholders on a pro rata basis, will reduce the percentage ownership of common stock of existing shareholders. In addition, if our Board elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders. We expect, however, to receive consideration for any additional shares of common stock issued, thereby reducing or eliminating any adverse economic effect to each shareholder of that dilution. The proposed increase in the authorized number of shares of common stock will not otherwise alter or modify the rights, preferences, privileges or restrictions of the common stock.

Potential Anti-Takeover Effect

The proposed amendment to increase the number of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to try to impede the attempt by issuing shares of common stock, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business.

Certain provisions of our charter documents may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our common stock.

•	Our Articles include a provision that prohibit us from engaging in certain “business combinations” with a significant shareholder, unless that business combination is approved by a majority of shareholders or in a prescribed manner requiring prior approval of the Board.

•	Our Articles do not permit cumulative voting, which may make it more difficult for a third party to gain control of our Board.

•	The Company has entered into a Shareholders Rights Agreement, which authorizes our Board to grant the right to acquire 1/1,000 of a share of a series of our authorized, but currently unissued, voting Series A Preferred Stock, in connection with the acquisition of a significant beneficial ownership interest in our common stock by a person or a group of persons acting together, to the holders of the issued and outstanding shares of our common stock other than such persons.

Other than the application of those charter provisions and the Shareholders Rights Agreement described above, we do not have any existing provisions of our Articles or Bylaws, or other present arrangements, agreements or understandings, which could be deemed to have material anti-takeover effects.

This Proposal 3 is not being submitted as a result of or in response to any known accumulation of stock or threatened takeover or attempt to obtain control of the Company by means of a business combination, tender offer, solicitation in opposition to management or otherwise by any person. We have no present plans to implement or propose any additional measures having anti-takeover effects.

Vote Required; Recommendation of the Board of Directors

Under the Articles and California law, this Proposal 3 to increase the authorized number of shares of common stock in the Articles from 80,000,000 shares to 100,000,000 shares must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

The Board of Directors unanimously recommends a vote FOR Amendment of the Articles of Incorporation to increase its authorized common stock.

Description of Shareholder Rights. Described below is a summary of the material features of the Company’s stock.

The Company has authority to issue up to 80,000,000 shares of its common stock, without par value, and 1,000,000 shares of preferred stock, without par value.

At March 25, 2005, there were 45,811,164 shares of common stock issued and outstanding and 7,404,539 additional shares reserved for issuance to holders of outstanding stock options granted under stock option plans maintained by the Company. In connection with the adoption by the Company of a stockholders rights plan and pursuant to a Certificate of Determination of Rights, Preference and Privileges dated as of December 15, 1999, the Company designated 60,000 shares of its authorized preferred stock as Series A Preferred Stock. There are no shares of preferred stock outstanding.

The Board, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of the common stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the common stock, the issuance of serial preferred stock might:

•	restrict dividends on the common stock if preferred stock dividends have not been paid;

•	dilute the voting power and equity interest of holders of the common stock to the extent that any preferred stock series has voting rights or is convertible into the Company common stock; or

•	prevent current holders of the common stock from participating in the Company’s assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied.

In addition, the Company’s issuance of serial preferred stock, may, under certain circumstances, have the effect of discouraging an attempt to change control of the Company. As described further below, the Board has adopted a shareholder rights plan and distributed preferred share purchase rights to protect the Company from takeover tactics and takeover bids deemed by the Company to be improper or unfair.

Voting Rights

Shareholders of the common stock are entitled to vote on all matters submitted for approval by the shareholders of the Company. The holders of the common stock are entitled to one vote per share of stock owned.

Shareholder approval of most actions requires the approval of a majority of the shares represented and voting, whether in person or by proxy, assuming a quorum is present. A quorum for any shareholder meeting is the representation at the meeting of the holders of a majority of the outstanding shares entitled to vote. California law requires the approval by the holders of at least a majority of the outstanding shares for some matters, including reorganizations and the sale of all or substantially all of the Company’s assets, the dissolution of the Company, amendments to the Articles, and certain amendments to its Bylaws. Shareholders of the Company are not entitled to cumulate votes when electing directors.

Dividend Rights

Shareholders of the common stock are entitled to receive dividends and distributions from the Company when and as declared by the Board out of funds legally available for distribution. Any dividends or other distributions on the common stock are to be distributed ratably among the holders of the common stock based upon the number of shares owned of record.

Preemptive Rights

Shareholders of the common stock have no preemptive or similar rights to participate in any future stock issuances or offerings by the Company.

Liquidation Rights

If the Company is liquidated, the assets remaining after payment or other satisfaction of all of the Company’s outstanding debts and obligations are to be distributed equally among the holders of the common stock, on the basis of the number of shares owned of record by each holder. No holder of any shares of the common stock has any right to receive the distribution of any assets other than cash.

Assessment And Redemption

The outstanding shares of the common stock are nonassessable, and the Company has no right to redeem any or all of the common stock at any time or upon the occurrence of any event.

Anti-takeover Provisions in Charter Documents

Certain provisions of our charter documents may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our common stock. Several provisions of our Articles and Bylaws may discourage unilateral tender offers or other attempts to take over and acquire us, including:

•	adoption of a shareholder rights plan.

•	restrictions on certain “business combinations” with third parties who may acquire our securities outside of an action taken by our Board.

•	stricter time limitations on the ability of shareholders to nominate directors for election at meetings of shareholders.

•	stricter time limitations on the ability of shareholders to submit other business proposals at annual meetings of shareholders.

These provisions may be considered to have an “anti-takeover” effect. These provisions may discourage any attempt to take over control of the Company as they may limit the action that can be taken by the interested acquiror and may lengthen the period of time required to acquire control of the Company or to amend the Articles or Bylaws. The application of these provisions also could have the effect of delaying or preventing a change of control or of management. The Board has determined that, while these provisions might be deemed to have some “anti-takeover” effect, the principal effect of these provisions is to protect the shareholders of the Company and to provide the Board and the shareholders a reasonable opportunity to evaluate and respond to any unsolicited acquisition proposal.

Shareholder Rights Plan. The Company has adopted a shareholder rights plan providing that holders of a share of the Company’s common stock also hold one right (a Right) to purchase 1/1000th of a share of the Company’s Series A preferred stock (Series A Preferred) for each share of the common stock held by the shareholder. On December 14, 1999, the Board of Directors of the Company declared and paid a dividend of one Right for each outstanding share of the Company common stock. Each Right entitles the holder to purchase from the Company 1/1000th of a share of Series A Preferred at an exercise price of $120, subject to adjustment. The description and terms of the Rights are contained in an Amended and Restated Stockholders Rights Agreement between the Company and Mellon Investor Services LLC, as rights agent (the Rights Agreement), and the following description is qualified in its entirety by the Rights Agreement.

Shareholder rights plans, such as the one adopted by the Company, are intended to encourage potential hostile acquirors of a “target” corporation to negotiate with the board of directors of the target corporation in order to avoid the occurrence of the triggering events specified in the plans. Shareholder rights plans are intended to give the directors of a target corporation the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether or not it is in the best interests of the corporation and its shareholders. Notwithstanding these purposes and intentions of shareholder rights plans, such plans, including that of the Company, could have the effect of discouraging a business combination that shareholders believe to be in their best interests.

The Rights are not exercisable until the Distribution Date, as defined in the Rights Agreement and discussed below. Unless extended or earlier redeemed by the Company, the Rights will expire on November 30, 2009. The Rights attach and trade only with the common stock of the Company and, until exercisable, are evidenced by certificates for shares of common stock.

Each Right will separate from the common stock, Rights Certificates will be issued and the Rights will become exercisable upon the Distribution Date. Once issued, the Rights Certificates alone will evidence the Rights.

Unless a tender or exchange offer is for all outstanding shares of common stock at a price and on terms determined by at least a majority of the outside directors of the Company to be (a) at a price which is fair to the Company’s shareholders and not inadequate, and (b) otherwise in the best interests of the Company and its shareholders, the Distribution Date is generally 20 business days after the earlier to occur of (1) a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of the Company common stock, (2) the date, following the change in the Board after the commencement of a tender or exchange offer, on which a person enters into an agreement with the Company or any of its subsidiaries generally providing for a merger or consolidation of the Company, a purchase of all or a substantial portion of the Company’s assets, or a purchase of 15% or more of the Company’s common stock then outstanding, or (3) commencement of a tender or exchange offer by any person pursuant to which such person would acquire ownership of 15% or more of the Company’s common stock then outstanding.

Following the Distribution Date, holders of Rights will be entitled to receive, upon exercise and the payment of $120 per Right, 1/1000th share of the Series A Preferred. The Series A Preferred purchasable upon exercise of the Right will not be redeemable. Each share of Series A Preferred purchased on exercise of a Right will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. If the Company is liquidated, the holders of Series A Preferred will be entitled to a minimum preferential liquidation payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends. Following the payment of this amount to the holders of the Series A Preferred, the holders of shares of common stock will be entitled to receive an amount equal to $1.00 per share of common stock. Following the payment of the foregoing amounts on the Series A Preferred and the common stock, the holders of Series A Preferred and the holders of common stock are to receive their ratable and proportionate share of the remaining assets to be distributed on liquidation in the ratio of 1,000 to 1 with respect to the Series A Preferred and common stock, on a per share basis, respectively. If the Company engages in a consolidation, merger or similar transaction, the holders of Series A Preferred will be entitled to receive an amount per share equal to 1,000 times the aggregate amount of cash, securities or other property for which shares of common stock are exchanged in the transaction. Each share of Series A Preferred will have 1,000 votes, voting together with the shares of common stock.

Because of the nature of the dividend, liquidation and voting rights of the shares of the Series A Preferred, the value of the 1/1000th interest in a share of Series A Preferred purchasable upon exercise of each Right should approximate the value of 1 share of common stock.

Unless the Rights are earlier redeemed, if the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of 2 times the exercise price of the Right. Similarly, unless the Rights are earlier redeemed, if any person becomes the beneficial owner of 15% or more of the Company’s common stock then outstanding, each holder of a Right that has not previously been exercised (other than Rights beneficially owned by the acquiring person, which will be void) will have the right to receive, upon exercise of the Right, that number of shares of common stock having a market value of 2 times the exercise price of the Right.

At any time after the acquisition by a person of 15% or more of the Company’s outstanding common stock and before the acquisition by such acquiring person of 50% or more of the outstanding common stock, the Board may exchange the Rights (other than Rights owned by the acquiring person), in whole or in part, at an exchange ratio of 1 share of the common stock per Right.

The Rights generally may be redeemed by the Company at $0.01 per Right at any time before 20 business days after a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of the common stock. After this 20-day period, the Rights are redeemable only if a person or group commences a tender or exchange offer and, with 270 days after the commencement of the offer, there is an election of the Company’s directors that results in a change in a majority of the directors. If there is an election and change in the Board, the Company may redeem the Rights at a price of $0.01 per Right at any time within 180 days after the date of the election. If the Company redeems the Rights during this 180-day period, it must follow certain procedures set forth in the Rights Agreement, which are intended to enhance the shareholder’s ability to receive fair value for their shares of the common stock. Accordingly, the Rights will not interfere with any merger or business combination approved by the Board Directors as being in the best interests of the shareholders.

Until a Right is exercised, the holder will have no rights as a shareholder of the Company (other than any rights resulting from the holder’s ownership of common stock), including the right to vote or receive dividends.

Restrictions On Business Combinations. Our Articles contain a provision restricting certain business combinations with persons, known as 10% stockholders, who may obtain our securities outside of an action taken by our Board. The most significant aspects of the business combination provision are that certain mergers, acquisitions, share issuances and other business combinations must be approved by our board of directors, under certain specified procedures, and if not, by a majority shareholder vote, unless specified minimum price and procedural requirements are satisfied in the transaction.

Article Fourth of the Articles define a business combination to include the following transactions:

•	any merger or consolidation of the Company with or into (1) any 10% stockholder or (2) any other corporation (whether or not itself a 10% stockholder) which, after such merger of consolidation, would be an affiliate of a 10% stockholder;

•	any sale, lease, transfer, mortgage, pledge or other disposition (in one or a series of related transactions), whether or not in partial or complete liquidation, of all of any substantial part of the assets of the Company, or any of its subsidiaries, to or with any 10% stockholder or any affiliate of a 10% stockholder; and

•	the issuance or transfer by the Company, or any of its subsidiaries, of any securities to any 10% stockholder or any affiliate of a 10% stockholder in exchange for cash, securities, or other property (or a combination thereof).

The Articles define a 10% stockholder to mean any person who is the beneficial owner of 10% or more of our outstanding voting shares, as of the record date for the determination of shareholders entitled to notice and to vote on the business combination, or immediately prior to the consummation of any such transaction. A person will be deemed to own beneficially those shares held by such person’s affiliates and associates or if such person has the right to vote such shares pursuant to any agreement, arrangement or understanding. These terms include such person’s spouse and other close relatives, as well as business entities in which the person has a significant ownership or controlling interest. The Board directors has the authority to determine, for purposes of this provision, the number of voting shares beneficially owned by any person, whether a person is an affiliate or an associate of another person, and whether a person has an agreement, arrangement or understanding to vote such person’s shares. To the best of management’s knowledge, no current shareholder of the Company is the beneficial owner of 10% or more of our outstanding voting shares.

Generally, the provision requires that a proposed business combination that has not been approved by:

•	a majority of the members of the board of directors prior to the time the person became a 10% stockholder, or

•	the unanimous vote of the entire board of directors,

requires the affirmative vote of at least a majority of the voting power of the then outstanding voting shares. The articles of incorporation previously required a two-thirds supermajority vote, but that supermajority requirement was reduced to a majority shareholder vote requirement in 1999, after our shareholders voted against the reaffirmation of the supermajority provision at a meeting of shareholders.

However, the provision requiring the vote of the majority of the Company’s outstanding shares does not apply, unless otherwise required by law or the rules of an applicable market on which the common stock trades, if the aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of the common stock in such proposed business combination, if applicable, satisfies certain minimum “fair price” and procedural requirements.

The “fair price” provisions are intended to provide a measure of assurance that all shareholders of the Company will be treated similarly in the event of a business combination involving a 10% shareholder. Notwithstanding the foregoing, the provision could also have the effect of discouraging a third party from making a tender or exchange offer for the Company, even though such an offer might be beneficial to the Company and its shareholders.

The “fair price” provisions in the Articles are designed to:

•	encourage a potential acquiror to present any takeover proposal to the Board and to negotiate the terms of such proposal with the Board, and

•	protect minority shareholders from a purchaser using two-tier pricing and similar tactics in an attempt to take over the Company.

The provisions are not designed to prevent or discourage tender offers for all of the common stock or business combinations approved by a majority of the disinterested directors. These provisions generally should not prevent a tender offer or other business combination in which each shareholder receives substantially the same price for his or her shares as each other shareholder or which the Board has approved.

While intended to protect shareholders, the overall effect of the “fair price” provision may be to:

•	deter attempts to acquire control of the Company by rendering more difficult the accomplishment of any merger or other business combinations or the assumption of control by a substantial shareholder without the prior approval of the Board,

•	make more difficult the removal of current management, and

•	deprive shareholders of an opportunity to sell their shares at a premium over the market price as takeover bids frequently involve purchases of stock directly from shareholders at such a premium.

Time Limits on Shareholder Nominations of Directors. Our Bylaws establish procedures for the nomination of any person for election as a director by any shareholder. These procedures generally require that the shareholder submit to the Secretary of the Company (a) a written nomination not less than 14 nor more than 50 days before the scheduled date for the meeting and (b) certain information about the nominee and the shareholder. However, if less than 21 days notice of the meeting is given to shareholders, such nomination is to be mailed or delivered to the Secretary of the Company not later than the close of business on the 7th day following the date on which the notice of the meeting is mailed to the shareholders. The Chairperson of any meeting of shareholders may disregard any nomination not made according to the Bylaws and may instruct the inspectors of the election to disregard any votes cast for such nominee. These procedures do not apply to (1) the election of directors at a meeting called under Section 305 of the California Corporation Code to fill a vacancy on the Board or (2) the election of directors by written consent without a meeting.

Time Limits On Notice Of Other Shareholder Proposals. Our Bylaws establish procedures for shareholders to submit proposals, other than nominations for election as directors, for action by the shareholders at any meeting of shareholders. Proposals by shareholders for action at any meeting of shareholders must be submitted as follows:

•	If the proposal is submitted by any shareholder other than the shareholder who requested the meeting, the shareholder must deliver written notice of the proposal to the Secretary of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the preceding year’s annual meeting; but if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely delivered the proposal must be delivered (1) not earlier than the close of business on the 120th day before such annual meeting and (2) not later than the close of business on the late of (x) the 90th day before such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event will the public announcement of an adjournment of an annual meeting or the adjournment of an annual meeting commence a new time period of delivery of a shareholder’s proposal.

If the proposal is submitted by any shareholder who requested the meeting, the shareholder must deliver written notice of the proposal to the Secretary of the Company simultaneously with the shareholder’s submission of their request for the meeting. Nevertheless, any shareholder may submit for consideration at a meeting any proposal that is directly related to a matter which is specifically identified in the notice of the meeting as a matter on which action will be requested. No shareholder, other than the shareholder on whose behalf the meeting is noticed and called, may submit more than 1 proposal for consideration at any meeting of shareholders.

Corporate Governance Principles

Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, board of directors and management. The shareholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of 12 directors, as described in “Proposal 1: Election of Directors.” The Board believes that there should be a substantial majority of independent directors on the Board and that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The current Board members include nine non-employee directors and three members of Pacific Capital Bancorp’s senior management. The Board also has two directors emeriti, Donald Anderson and David Spainhour, who may participate in Board meetings but do not vote.

Director Independence. Eight of our non-employee directors qualify as “independent” directors in accordance with the NASDAQ Corporate Governance Listing Rules. Mr. Mackall does not qualify as an independent director as his law firm, Seed Mackall LLC, continues to provide legal services to the Company from time to time (see Certain Business Relationships). Messrs. Thomas, Larson and Horton are employed by the Company and do not qualify as independent directors.

As further required by the NASDAQ rules, the Board has made a subjective determination as to the independence of each director, including any type of relationship which, in the opinion of the Board, would interfere with a director’s exercise of independent judgment. An independent director chairs each Board committee.

Non-employee Directors Meetings. Non-employee directors meet without the presence of management at each regularly scheduled Board meeting, and, in an event, at least twice a year. Edward E. Birch, our independent Chairman of the Board, leads these sessions. Non-employee directors also meet each year to evaluate the compensation and performance of the CEO.

Director Compensation. Only non-employee directors receive compensation for their services as directors. Compensation includes a combination of cash and equity. Our philosophy is to offer a competitive compensation package to attract, motivate and retain the best available directors to serve on the Company’s Board and to provide directors with additional incentive to promote the success of the Company’s business. Compensation is targeted at the 65th percentile of the Company’s peer group. Periodically, the Compensation & Nominating Committee retains an independent compensation consultant to provide guidance with setting director compensation as compared to the Company’s peer group.

During 2004, non-employee directors received no increase in either annual retainer fees or meeting fees. The Chairman of the Board receives an annual retainer fee, and no additional compensation for attending Board or committee meetings. Total compensation fees for 2004 were $394,533. In addition, we also reimburse for Board-related expenses. The following chart outlines the 2004 compensation structure for non-employee directors:

Compensation of the Board

Annual Board Retainer Fee	Chairman of the Board Retainer Fee	Annual Chair Committee Retainer Fee		Committee Attendance Meeting Fee	Board Attendance Meeting Fee
$20,000	$60,000	Audit	$10,000	$1,000	$1,000
		Compensation & Nominating Governance	6,000	750

		Trust Oversight	5,000	500

Equity Award. Each non-employee Director received a stock option grant of 6,666 shares of the Company’s common stock on April 26, 2004 under the Amended and Restated 1996 Directors Stock Plan. The fair market value on grant date was $28.18. (The number and price have been adjusted for the 4-for-3 stock split on June 8, 2004.) The options are fully exercisable at six months from date of grant and expire on April 26, 2009.

Stock Ownership Policy. Each non-employee of the Board is expected to hold, at a minimum, an amount of shares at any one time equivalent to five years of the director’s annual retainer fee (currently $100,000). All non-employee directors hold Company stock valued at more than $100,000.

Any new director appointed to the Board must own a minimum of $1,000 worth of shares at the time of election to the Board. A new Board member has up to five years to attain the stock ownership requirement and is expected to acquire a minimum of one-fifth of the total required minimum each year.

Compensation Committee Interlocks and Insider Participation. There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers.

Director Education Program. Our Board has adopted a formal Director Education Program and maintains a current list of educational opportunities to attend seminars (including online courses and video tapes) sponsored by organizations within the banking industry, as well as other organizations that meet pre-established criteria. In addition, we offer in-house training to our Board members throughout the year. In 2004, the Company sponsored two in-house seminars for Board training: Sarbanes-Oxley 404 Management Internal Controls, and Financial Literacy and Best Practices in Corporate Governance.

Board members also took advantage of opportunities to attend outside seminars on a variety of topics, including audit and executive compensation trends and best practices, and how to add value for shareholders.

Board Responsibilities and Structure. The Board oversees and provides policy guidance on the business and affairs of the Company. The role of the Board includes:

•	Monitor overall corporate performance, the integrity of the Company’s financial controls and the effectiveness of its legal compliance programs;

•	Oversee management and plans for the succession of key executives;

•	Responsibility to select, encourage, advise and annually review and address the compensation of the CEO;

•	Review and adopt the Company’s long-term strategic direction and approve specific objectives;

•	Ensure that necessary resources are available to pursue the strategies and achieve objectives;

•	With management develop broad strategies for enhancing shareholder value.

Board Committees and Their Functions. The Board and its committees regularly meet throughout the year, and also hold special meetings from time to time as appropriate. The Board currently has standing Audit, Compensation and Nominating, Governance, Trust Oversight and Executive Committees. Written charters are posted on the Company’s web site at www.pcbancorp.com under “Investor Relations” (Governance Documents section). The members of the committees are identified in the following table.

Director	Audit	Compensation & Nominating	Governance	Trust	Executive
Edward E. Birch Chairman of the Board					Chair
D. Vernon Horton					✓
Clayton C. Larson					✓
Richard M. Davis	✓			✓
Richard S. Hambleton, Jr.				Chair	✓
Robert W. Kummer, Jr.		✓	✓
John R. Mackall			✓	✓
Roger C. Knopf	✓	Chair	Chair		✓
Gerald T. McCullough				✓
Richard A. Nightingale	Chair				✓
Kathy J. Odell		✓	✓
William S. Thomas, Jr.					✓

Audit Committee. The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. In addition to its voting members, Samuel Edwards is a non-voting advisory member. In 2004, the Audit Committee held 12 meetings. The Board of Directors has determined that the Audit Committee satisfies the independence and other composition requirements of the SEC and NASDAQ. Our Board has determined that Mr. Nightingale qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the Exchange Act) and has the requisite accounting or related financial expertise required by applicable NASDAQ rules. The responsibilities and activities of the Audit Committee are described in greater detail in the “Report of the Audit Committee.”

Compensation & Nominating Committee. The Compensation & Nominating Committee reviews and approves the salaries of the CEO and other executive officers; approves performance-based incentives and other matters relating to executive compensation; and administers our equity plans, including reviewing and granting equity awards to executive officers. The Committee also reviews and approves other company compensation policies and matters, and reviews and recommends potential candidates to the Board of Directors. All Compensation and Nominating Committee members are independent in accordance with NASDAQ standards. The Compensation & Nominating Committee held nine meetings in 2004. For more information, see “Report of the Compensation & Nominating Committee.”

Governance Committee. The Governance Committee provides oversight and guidance to ensure that the membership, structure, policies and processes of the Board of Directors and its Committees facilitate the effective exercise of the Board’s role in the governance of the Company. The Committee makes recommendations to the Board regarding membership on the various Board Committees, oversees the annual Board evaluation process; and reviews the adequacy of the Company’s ethics, director orientation and director continuing education programs. The Governance Committee held nine meetings in 2004.

Trust Oversight Committee. The Trust Oversight Committee reviews and makes periodic reports to the Board on matters affecting the trust and investment management activities of the Company. Advisory Members of the committee are Frank Barranco, Terrill Cox, Gene DiCicco and William Doolittle. The Committee met four times in 2004.

Executive Committee. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as limited by California law. The Committee acts only by unanimous vote. The Executive Committee did not meet in 2004.

Attendance at Board, Committee and Annual Shareholders’ Meetings. The Board held 10 meetings in 2004. All of the directors are expected to attend each meeting of the Board and the committees on which they serve, and are also expected to attend the Annual Shareholders’ Meeting. In 2004, no director attended less than 75% of the meetings of the Board and the committees on which they served, and all directors attended the 2004 Annual Shareholders’ Meeting.

Report of Charitable Contributions. The Company is committed to active participation in the local community. Many of our directors and executive officers are on the boards of directors of non-profit organizations in the communities which they serve. The charitable contributions made by the company in an aggregate amount of $10,000 or more to an entity for which a director or executive officer of the Company serves as a director, officer or employee for fiscal year 2004, is attached as Addendum A to this proxy statement.

Reporting of Complaint/Concerns Regarding Accounting or Auditing Matters. The Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board or to an employee’s immediate supervisor. A prompt investigation will be conducted. If the Audit Committee concludes that there is merit to the concern, the matter will be considered at the next Board meeting. The Board will take whatever action it determines appropriate.

External complaints are communicated to the Chief Financial Officer or to the Company’s internal auditor with a copy to the Audit Committee. Following a prompt investigation, a written report is submitted to the Audit Committee. If the Audit Committee determines that there is merit to the complaint, a report is forwarded to the Board for consideration at its next meeting.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires our officers and directors to file reports of ownership and changes of ownership with the SEC. Our officers and directors are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based on review of copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to officers, directors and greater than 10% beneficial owners were filed timely, with the exception of the following Form 4 reports:

Donald E. Barry, an executive officer, exercised a stock option on August 30, 2004 and filed a Form 4 with the SEC on September 13. John R. Mackall, a director, directed the trustee of his IRA account to purchase stock for this account. The trustee purchased stock between November 3 and 16, 2004, and a Form 4 was filed on November 22. Kathy J. Odell, a director, moved shares to a brokerage account. Following the 4-for-3 stock split on June 8, 2004, a portion of her shares were inadvertently not reported in her total holdings, and a Form 4 was filed on January 26, 2005 to correct her balance.

Code of Ethics for Senior Financial Officers

Our Chief Executive Officer, Chief Financial Officer and Controller. (Senior Financial Officers) are bound by a Code of Ethics that complies with Item 406 of Regulation S-K of the Exchange and with applicable NASDAQ rules. Our Code of Ethics is posted on our posted on the Company’s web site at www.pcbancorp.com under “Investor Relations” (Governance Documents section).

These Senior Financial Officers hold an important role in corporate governance to ensure that the financial affairs of our Company are conducted honestly, ethically, accurately, objectively, consistent with best accounting practices and in compliance with all applicable governmental law, rules and regulations. Failure to comply with this Code of Ethics will subject the Senior Financial Officers to disciplinary action.

All Senior Financial Officers are to:

•	Act with honesty and integrity,

•	Proactively promote ethical behavior amongst peers and subordinates.

•	Avoid actual or apparent conflicts of interest in personal and professional relationships. Disclose to our General Counsel any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

•	Ensure that all financial information provided to our Board of Directors, officers, shareholders and to governmental agencies is complete, fair, accurate, timely, understandable and consistent with best accounting practices.

•	Comply with all applicable laws, rules and regulations.

•	Report promptly to our General Counsel any violation of this Code of Ethics of which the officer is aware.

Audit Committee Report

The Audit Committee is comprised of three independent directors and one independent non-voting advisory member, and operates under a written charter approved by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting, financial reporting and internal controls. Members of the Audit Committee are “independent” as defined by SEC and NASD standards. A financial expert as defined by SEC rules Chairs the Audit Committee. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accountants (PricewaterhouseCoopers or PwC).

The Audit Committee meets and holds discussions with management and PwC. The Audit Committee has read and discussed the audited financial statements for fiscal year 2004 with management and PwC. The Chief Executive Officer and the Chief Financial Officer have certified that, based on their knowledge, the financial statements and other financial information included in the annual SEC Form 10-K report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company. Also, the Audit Committee has discussed with management and PwC, management’s assertions of the effectiveness of the Company’s internal controls as they relate to financial reporting.

Discussions were also held with PwC concerning matters required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received and reviewed the disclosures required by the Independence Standards Board Standard No.1 (Independence Discussions With Audit Committees) and has discussed the auditor’s independence from the Company and its management.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report for the year ended December 31, 2004 on SEC Form 10-K.

Pacific Capital Bancorp Audit Committee

Richard Nightingale CPA, Chairman

Richard Davis

Roger Knopf

Advisory Member

Samuel Edwards

Independent Public Accountants

Our Audit Committee has not yet selected an accountant for the fiscal year ending December 31, 2005. The Audit Committee recommended to the Board of Directors a policy to receive bids from independent registered public accountants every three years to ensure market competitiveness. The Company is in the process of receiving independent audit engagement proposals for 2005. PricewaterhouseCoopers LLP, served as our independent auditors for the fiscal year ending December 31, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table shows the fees paid or accrued by us for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal 2004 and 2003.

Audit and Non-Audit Fees

	2004	2003
Audit Fees	$2,402,175	$1,139,056
Audit Related Fees	$227,556	$147,045
Tax Fees	$200,900	$153,700
All Other Fees	$0	$0

Total	$2,830,631	$1,439,801

The Audit Committee of the Board of Directors approved audit, audit related services and tax services referred to above. A policy is in place to pre-approve non-audit services provided by the independent registered public accountants. This policy requires the independent registered public accountant to send the engagement letter in written form to the Committee Chair for review and pre-approval prior to providing services. At the following meeting the full Audit Committee approves the non-audit services. The increase in audit fees was primarily attributed to Sarbanes Oxley Compliance.

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) ”audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) ”all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to the Company or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

Executive Officer Information

Executive Biographies

Donald E. Barry

Mr. Barry, age 65, is Vice Chairman of Pacific Capital Bank, N.A. He oversees the Company’s Commercial Banking Group, which includes Commercial Real Estate and International Banking; Wealth Management Services, which includes Private Banking Relationship Management and Trust & Investment Services; and the Enterprise Sales Group. Prior to joining the Company in 1995, Mr. Barry held senior management level positions at Chase Manhattan, Security Pacific and Citibank. He is currently Chairman of the Advisory Board of the Santa Barbara Chapter of the Salvation Army.

Frederick W. Clough

Mr. Clough, age 61, is Senior Vice President and General Counsel. Prior to joining the Company in 2001, Mr. Clough was the Managing Partner of the Santa Barbara law firm of Reicker, Clough, Pfau, Pyle, McRoy & Herman, LLP, which he and his partners established in July 1996. He was also a partner with the law firm of Schramm & Raddue. Mr. Clough is a member and a past president of the Board of Directors of the Santa Barbara Zoo and vice president of the Board of Directors of Child Abuse Listening & Mediation (CALM).

Dale R. Diederick

Mr. Diederick, age 55, is Senior Vice President and Chief Risk Officer. He was among the original group who established First National Bank of Central California in 1983, with full responsibility for organizing the bank’s lending and credit activities.

William J. Grimm

Mr. Grimm, age 61, is Executive Vice President and Chief Information Officer of the Company. Prior to joining the Company in 2000, he served as President of Sigma Technology Partners, Inc. in Princeton, New Jersey, a consulting and systems integration firm focused on the financial services industry. Mr. Grimm was a partner in Information Paradigms, Inc., which filed for Chapter 7 under the U.S. Bankruptcy Code in May, 1999. As a result of personal guarantees made to Information Paradigms, Inc., Mr. Grimm filed for personal Chapter 7 bankruptcy in August, 2000. Both cases were settled in 2000. During his career, he has also held senior management positions with American Express, Bankers Trust Company, Bank of America and Citibank.

Donald Lafler

Mr. Lafler, age 58, is Executive Vice President and Chief Financial Officer of the Company and of Pacific Capital Bank, N.A. From 1987 to 1995, he served as Vice President and Principal Accounting Officer of the Company and Santa Barbara Bank & Trust. He is a director of the Santa Barbara Chamber Orchestra Society and the Council on Alcoholism and Drug Abuse.

Sherrell E. Reefer

Ms. Reefer, age 55, is Senior Vice President and Director of the Human Resources Department of the Company. Prior to this appointment in 2001, she was Vice President, Compensation and Compliance Manager in the Company’s Human Resources Department. From 1978 to 1994, she was Director of Human Resources of California-based Applied Magnetics Corporation, an international manufacturer of computer peripherals.

Gary Wehrle

Mr. Wehrle, age 62, is Executive Vice President of the Company. He previously served as Chairman and Chief Executive Officer of Pacific Crest Capital, Inc., or PCCI, and its subsidiary, Pacific Crest Bank, from 1994 until 2004 when Pacific Capital Bancorp acquired PCCI. He currently serves as a director of the California Bankers Association and Director of Operation Hope, a non-profit organization committed to financial education and financing availability in inner city areas.

Certain Business Relationships

Some of our directors and the companies with which they are associated are our customers, and we expect to have banking transactions with them in the future. In our opinion, all loans and commitments to lend were made in the ordinary course of our business and were in compliance with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness. In our opinion, these transactions did not involve more than a normal risk of collectability or present other unfavorable features. We have a very strong policy regarding review of the adequacy and fairness of the banks’ loans to its directors and officers.

The law firm of Seed Mackall LLP has provided, and continues to provide, legal services to the Company. These services include representing the Company in real estate leasing matters and litigation. In 2004, Seed Mackall LLP received payments of $325,738 in fees and costs. Additionally, the firm also provides legal services to estates of which the Bank is an executor, and trusts of which the Bank is a Trustee. These legal services are not provided directly to the Bank, but rather to estates or trusts in which the Bank has a fiduciary role. The fees and costs billed by Seed Mackall LLP for these services to estates and trusts are excluded from the figure above.

Change in Control Agreements

The Management Retention Plan (“Retention Plan”) is a benefit that provides severance payments to the Executive Leadership and key contributors in the event that their employment is terminated following a change in control. Disinterested members of the Board of Directors approved the Retention Plan in 1998 and amended it in 1999 and 2003. In 2004 the Company engaged an independent compensation consultant to conduct a total compensation review, including benefit practices. Following this review, the Board approved an amended and restated Management Plan in October 2004. Revisions to the Retention Plan included raising the eligibility thresholds for participation to avoid concentration and dilution of the benefit; eliminated “double dipping” (an employee who is acquired through acquisition and is covered under the terms of similar-type agreement, is not eligible to participate until the terms of the other agreement expire) and revised the term of the severance window period from three years to two years following a change in control.

In order to receive benefits under the Retention Plan, the participant must be terminated involuntarily without cause or be constructively terminated within 24 months following a change in control. The amount of severance benefits payable to a participant is an amount equal to a specified percentage multiplied by the person’s average annual compensation (annual cash salary, bonus and commissions payable for each of the three fiscal years ended immediately prior to the termination of the officer’s employment). The severance payment for the President & CEO is 300% of his average annual compensation; 200% for the Leadership Council; 150% for executive vice presidents; and 100% for other selected officers.

Employment Agreements

The Company entered into an employment agreement with Gary Wehrle, Executive Vice President, upon the acquisition of PCCI on March 5, 2004. The agreement expires on December 31, 2006. Mr. Wehrle was employed on a full-time basis for the Company until December 31, 2004. Mr. Wehrle is currently employed on a part-time basis, as requested by the Board of Directors, up to 21 hours per week from January 1, 2005 through December 31, 2006. Under the terms of his employment agreement, Mr. Wehrle was entitled to an annual salary of $335,000 and eligible for an annual bonus through December 31, 2004. During Mr. Wehrle’s part-time employment period, he is eligible to receive a semi-monthly salary, which is calculated by dividing $335,000 by 2,080 and then multiplying the result by the number of hours worked during the pay period. Benefits under the employment agreement include a split-dollar life insurance policy, pension, profit sharing, 401(k), vacation, and similar benefit plans as long as he remains eligible.

The employment agreement may be terminated prior to the end of its term by Mr. Wehrle upon 90 days written notice. The Company may terminate the employment agreement only for cause or upon his death or disability. Since Mr. Wehrle was employed on January 1, 2005, the employment agreement provides for a “stay put bonus,” payable in a lump sum. The stay put bonus is calculated by multiplying 2.99 times the sum of his (a) average annual salary during the last three calendar years of full-time employment, and (b) his average annual bonus payments during the three calendar years of 2002, 2003 and 2004.

As reported in previous proxy statements, Mr. Larson entered into an employment agreement with the Company at the time of our acquisition of the former Pacific Capital Bancorp in December 1998. The agreement includes salary continuation payments of $137,715, which will expire in 2013.

Beneficial Ownership Table

The following table sets forth information regarding beneficial ownership of our common stock as of March 25, 2005 by:

•	each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock

•	each of our directors and each executive officer named in the Summary Compensation Table included later in this Proxy Statement, and

•	all of our directors and named executive officers as a group.

Each director, officer or 5% or more shareholder, as the case may be, has furnished to us information with respect to beneficial ownership.

Name	Number of Shares Owned[1]	Right to Acquire Shares[2]	Percent of Outstanding Shares[3]
Prudential Bank & Trust, FSB, Trustee of the Pacific Capital Bancorp Employee Stock Ownership Plan and the 401(k) Plan	2,154,276	—	4.7%

Donald E. Barry	66,986	54,501	*
Edward E. Birch	39,155	28,759	*
Richard M. Davis	17,842	6,666	*
William J. Grimm	524	23,109	*
Richard S. Hambleton, Jr.	4,627	11,999	*
D. Vernon Horton	179,259	37,332	*
Roger C. Knopf	405,500	49,797	1.0%
Robert W. Kummer, Jr.	1,333	6,666	*
Clayton C. Larson	288,053	37,332	*
John R. Mackall	30,000	7,999	*
Gerald T. McCullough	136,531	16,443	*
Richard A. Nightingale	12,589	6,666	*
Kathy J. Odell	4,634	10,666	*
William S. Thomas, Jr.	134,287	173,734	*
Gary Wehrle	178	5,333	*

Directors and Executive Officers as a Group (25 persons)	1,462,929	671,394	3.2%

*	Less than 1%

[1]	Unless otherwise indicated in the footnotes, includes shares for which the named person:

•	has sole voting and investment power,

•	has shared voting and investment power with his or her spouse, or

•	holds in an account under the Company’s Employee Stock Ownership Plan (“ESOP”), Incentive and Investment/Salary Savings Plan or 401(k) Plan.

[2]	Includes stock acquirable by exercise of stock options exercisable within 60 days following March 25, 2005.

[3]	Percentages are stated to include exercisable stock options.

Executive Compensation

Summary Compensation Table

(as of December 31, 2004)

This table shows the annual and long-term compensation for the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the “Named Officers”)

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary[1] (Dollars)	Bonus[2] (Dollars)	Other Annual Compensation[3] (Dollars)	Securities Underlying Options[4] (Number)	All Other Compensation[5] (Dollars)
William S. Thomas, Jr. President & Chief Executive Officer, Pacific Capital Bancorp & Pacific Capital Bank, N.A.	2004 2003 2002	362,514 300,322 300,080	300,000 240,000 350,000	5,463 6,608 6,201	32,280 — 26,667	8,896 15,546 12,076

Clayton C. Larson Vice Chairman, Pacific Capital Bancorp President, First National Bank	2004 2003 2002	259,890 258,123 249,089	170,000 140,000 170,000	7,491 8,708 8,523	13,333 — 13,333	166,627 154,616 158,235

Donald E. Barry Vice Chairman, Pacific Capital Bank, N.A.	2004 2003 2002	220,000 219,874 215,063	140,000 110,000 140,000	5,463 6,522 6,111	15,227 — 13,333	8,863 12,579 11,282

William J. Grimm Executive Vice President and Chief Information Officer Pacific Capital Bancorp	2004 2003 2002	243,343 233,341 220,834	150,000 140,000 160,000	6,534 151,774 5,283	13,333 — 20,000	9,942 14,966 11,623

Gary Wehrle[6] Executive Vice President and Pacific Capital Bancorp	2004	335,000	100,000	5,723	13,333	8,145

[1]	Included in this column are amounts of salary and bonus deferred pursuant to our 401(k) and Deferred Compensation Plans.

[2]	Amounts in this column represent HPIP bonuses awarded by the Company’s Compensation & Nominating Committee upon evaluation of performance criteria during fiscal years 2004, 2003 and 2002, respectively, but paid during fiscal years 2005, 2004 and 2003, respectively. Please refer to the Report of the Compensation Committee for additional information on the HPIP bonus criteria.

[3]	Includes insurance premiums (other than term insurance) paid on behalf of the Named Officers. The 2003 total for Mr. Grimm includes imputed income of $145,000 related to the purchase of his home.

[4]	See Options Grant Table for further information. Totals for Messrs. Thomas and Barry include “reloads” resulting from “stock swap” exercises.

[5]	Totals for Mr. Larson include salary continuation payments of $137,715 for 2004 and $132,282 for 2003 and 2002, resulting from an employment contract entered into with the former Pacific Capital Bancorp. This column also includes ESOP cash contributions and dividends paid on ESOP shares, term life insurance premiums, and amounts, if any, contributed by the Company on behalf of the Named Officers to our Incentive & Investment and Salary Savings Plan (a defined contribution profit sharing plan which includes 401(k) savings and matching contribution features). Discretionary contributions are allocated among Plan participants ratably based on their relative compensation levels. Under the 401(k) savings feature, we match $1.00 for every $1.00 of voluntary employee contributions up to 3% of employee compensation and $0.50 for every $1.00 of the next 3% of compensation up to a maximum of 4.5% of compensation. See chart following for additional information.

[6]	Mr. Wehrle became an executive officer of the Company following our acquisition of PCCI on March 5, 2004. He is the former President & CEO of PCCI. On January 1, 2005, Mr. Wehrle’s employment status changed to part-time status. For further information, please see the section entitled Employment Contracts.

	All Other Compensation Column
	I & I Discretionary Contributions	401(k) Matching Contributions	ESOP Cash Contributions and Dividends paid to participant	Total ESOP Shares as of 12/31/04	Term Life Insurance Premiums
William S. Thomas, Jr.	$-0-	$7,675	$5,197	4,097	$1,221
Clayton C. Larson	$-0-	8,260	5,197	27,364	1,796
Donald E. Barry	$-0-	8,419	5,197	3,442	444
William J. Grimm	$-0-	6,450	5,197	343	3,492
Gary Wehrle	$-0-	6,217	5,197	0	1,928

Option Grants Table

(as of December 31, 2004)

	Individual Grants
Name	Number of Securities Underlying Options Grants in 2004[1]	% of Total Options Granted to Employees in Fiscal 2004		Exercise Price $(per share)	Expiration Date	Grant Date Present Value[2] $
William S. Thomas, Jr.	2,578 3,036 26,666	0.25 0.29 2.58	% % %	$29.69 29.69 28.19	3/30/09 3/30/09 4/28/14	$15,056 17,730 179,996

Clayton C. Larson	13,333	1.29%		28.19	4/28/14	89,998

Donald E. Barry	13,333 1,894	1.29 0.18	% %	28.19 27.98	4/28/14 8/30/09	89,998 12,235

William J. Grimm	13,333	1.29%		28.19	4/28/14	89,998

Gary Wehrle	13,333	1.29%		28.19	4/28/14	89,998

[1]	As a result of tendering stock already owned in payment of the option exercise price, Messrs. Thomas and Barry were entitled to receive a reload pursuant to terms in the plan document. The number of shares granted is equal to the number of shares tendered in payment of the option exercise price. The amount paid through the tender of shares is equal to the fair market value of the Company’s stock as of the date the shares are tendered. Reload options vest and first become exercisable one year following grant. There are also certain restrictions on reload options, which are described in the Company’s stock option plans.

[2]	Values are based on a binomial pricing model adapted for use in valuing executive stock options. The actual value a Named Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by a Named Officer will be at or near the value estimated by the binomial model. Estimated values are based on certain assumptions as to variables, such as interest rates, stock price volatility and future dividend yield. Calculations for the present value of the options are based on the expected term of four years, a risk-free rate of return ranging from 2.40% to 4.01%, an annual dividend yield ranging from 2.18% to 3.49%, and stock price volatility of 26.51%.

Aggregated Option Exercises in Last Fiscal Year and FY-End Options Values Table

This table shows stock options exercises and the value of unexercised and exercised stock options held by the Named Officers during the last fiscal year.

	Shares Acquired on Exercise	Value Realized[1] ($)	Number of Shares Underlying Unexercised Options at FY04 Year-end (#)		Value of Unexercised in-the- Money Options at FY04 Year-End ($)[2]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William S. Thomas, Jr.	11,104	$162,998	155,676	41,167	$2,985,739	$412,600
Clayton C. Larson	—	—	31,111	17,776	516,079	194,178
William J. Grimm	—	—	15,110	24,889	248,457	325,131
Donald E. Barry	12,634	147,554	48,277	18,670	979,382	205,580
Gary Wehrle	—	—	2,667	10,666	15,509	62,022

[1]	This value represents the difference between the aggregate market value (on the date of exercise) of the shares acquired and the aggregate option price of the shares.

[2]	The values shown in these columns represent the aggregate amount, if any, by which the market value of our common stock on December 31, 2004 ($33.99) exceeds the exercise price of each of the in-the-money unexercised stock options held by the named individuals, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock option will depend upon the price at which the shares are sold.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options,	Weighted-average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by shareholders [1]	2,121,578	$21.50	5,381,491
Equity compensation plans not approved by shareholders	—	—	—
Total	2,121,578	$21.50	5,381,491

[1]	These approved plans are the Company’s 1992 Stock Plan as amended and restated, 1994 Stock Option Plan effective February 22, 2000, Amended and Restated 1996 Directors Plan as amended July 21, 2004, and 2002 Stock Plan effective January 22, 2002 and amended July 21, 2004.

Compensation Committee Report

The Compensation & Nominating Committee (“Committee”) has overall responsibility to review and approve the Company’s compensation structure, policies and programs, and assess whether the compensation structure establishes appropriate incentives for management and employees. The Committee annually reviews and approves all executive officers’ compensation; evaluates the performance of the CEO; determines the CEO’s salary and bonus; and approves all equity-based awards and compensation plans. The Committee also oversees the administration of the Company’s equity plans, employee benefits and benefit plans and is responsible for executive officer succession planning. The Committee Charter, which is posted on the Company’s web site under the Investor Relations link, Corporate Governance documents (www.pcbancorp.com), sets forth the various responsibilities and duties of the Committee. It is periodically reviewed and revised as appropriate.

The Committee is also responsible for identifying qualified individuals to serve on the Board and recommends to the Board the director nominees for the next annual meeting of shareholders. Nominations, properly submitted in writing to the Company’s Corporate Secretary, will be referred to this Committee for consideration.

Committee membership is determined by the Board and is comprised of three independent directors who meet the NASDAQ definition of “independence” as determined by the Board. Additionally, members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. None of our members is an officer, employee or former officer or employee of the Company.

The Committee’s Chairman regularly reports to the Board on Committee actions and recommendations. The Committee has authority to retain (at the Company’s expense) outside counsel, experts, compensation consultants and other advisors to assist as needed. For the past two years, the Committee has hired a compensation consultant to assist with its annual compensation review for the CEO and other executive officers.

Compensation Philosophy: The Company’s general compensation philosophy is designed to link total cash compensation for an employee with the Company’s performance, the employee’s department goals and individual performance. As an employee’s level of responsibility increases, there is a more significant level of variability and compensation at risk. By linking incentive compensation to the performance of the Company, we believe that this creates an environment in which our employees are stakeholders in the success of the Company and, thus, benefit all our shareholders.

Total compensation is positioned, on average, at the 50th percentile of the peer group, with an opportunity for an employee to achieve between the 65th and 75th percentile for exceptional performance. Consideration is also given to standard industry practices, with particular emphasis on the Company’s peer group, which is composed of 21 regional and national banks that have an average asset size of approximately $5.2 billion and similar performance levels. Total compensation includes base salary, annual incentives, and long-term incentives. The Company believes that this program allows it to be competitive within the industry, ensures retention of talented executive officers, and aligns our officers with our strategic plan and the interests of our shareholders.

In January 2004, the Committee directly engaged an outside compensation consultant to provide an independent analysis of the Company’s executive compensation policies and practices. This consultant was engaged by, and reports directly to, the Committee. As a result of the analysis, and corroborated by management and the Committee, the Company implemented the following recommendations by the consultant:

Revised the compensation philosophy to define the goals of the compensation program and ensure a strong link between Company performance, shareholder return and executive compensation.

Aligned base salaries for certain executives to more closely reflect the 50th percentile of the peer group. Revised the annual cash incentive plan to improve the overall alignment with appropriate goals and objectives. The Company implemented a new High Performance Incentive Program (“HPIP”). Implemented an annual performance-based granting methodology for equity awards. Amended and restated the Management Retention Plan (discussed on page      in this proxy statement).

Base Salary: The Committee determines the annual base salary of the Chief Executive Officer and approves the CEO’s salary recommendations for each member of the Senior Leadership Team, which include the Named Executive Officers in the executive compensation charts within this proxy statement. Compensation decisions are based upon individual achievement as measured against personal objectives, department objectives and corporate performance measures and targets. The same principles are applied in setting the salaries of all officers to ensure that salaries are equitably established. The Committee also considered the peer group analysis provided by the independent consultant in determining merit increases to base salaries for the CEO and other members of the Senior Leadership Team.

Annual Incentive: On April 1, 2004, the Company adopted the High Performance Incentive Program (HPIP) to recognize and reward those employees who contribute meaningfully to an increase in shareholder value, profitability and customer satisfaction. There are three success factors utilized to determine an annual incentive award paid in the form of a cash bonus:

•	Bank performance

•	Department performance

•	Individual performance

All regular status employees of the Company who are paid on a 100% salaried basis through the program year and who are actively employed at the time of distribution are eligible for consideration. Employees who participate in variable or commission pay programs or the Refund Anticipation Loan department incentive program are not eligible for the HPIP Program. An eligible employee has a certain weighting assigned to each of the three success factors, based upon responsibility level in the Company.

Bank performance. As an employee’s level of responsibility increases, there is more significant compensation at risk related to the Bank’s performance. For example, the CEO has 100% of his HPIP bonus linked to the Company achieving its annual Core Bank net income goal. Core Bank is comprised of four principal business lines – Small Business, Commercial, Wealth and Consumer. For 2004 the Core Bank’s net income goal was $62.8 million (does not include revenue and expenses associated with our Refund Anticipation Loan Program). Actual 2004 Core Bank net income was 102% of the goal. This means that the Bank reached its “ target” level for bonus payouts (please refer to the HPIP Bank Performance Chart for the levels of funding the bonus pool). In order for the CEO to be eligible for a HPIP bonus, the Bank must reach its “threshold” goal in any given year. The Senior Leadership Team has 75% of their bonus linked to the Bank’s performance goal.

Department performance. The performance of each department is dependent upon the combined efforts and focus of all its employees. There are common metrics that apply to all departments: revenue growth, expense management, customer value added, and risk management. Departments may have different components for these metrics depending upon their function.

Individual performance. Individual goals are in addition to the daily responsibilities necessary to perform a particular job. Employees establish individual goals to support the department’s metrics and must be significant and directly support the profitability or contribution of the business unit, achievement of the annual business plan, and the leadership and development of employees if the individual is in a leadership role.

The Company’s ability to fund incentive payouts is dependent upon its overall success in achieving the Core Bank’s net income goal. Funding levels reflect the degree of success in attaining the Bank’s goal and in turn, establish the dollar level of the incentive pool. If the Bank does not achieve the threshold level, there is no payout of incentives, even if a department or individual has met or exceeded his or her goals. As a result of the Company reaching its “target” goal for fiscal year 2004, the Committee approved a proposed HPIP bonus pool of $6,623,760 on February 15, 2005 for HPIP bonus payments to employees.

HPIP Bank Performance Chart

Levels	Bank Goal Achievement	Funding Level of Pool
Below Threshold	<95% of Goal	No Funding

Threshold	95% - 99% of Goal	75% Funded

Target	100% - 110% of Goal	100% Funded

Stretch	110% - 120% of Goal	120%

Super Stretch (Bank level only)	>120% of Goal	Funded up to a cap of 150%

Long-Term Incentives: Long-term incentive awards are the third component of the Company’s total compensation package, and awards are granted to attract, motivate and retain officers and employees of the Company. The Company’s 2002 Stock Plan provides for awards of stock options and Restricted Stock to full-time salaried employees who are eligible to participate in the Plan. The Committee approves all awards and acts as the Administrator of this Plan.

Stock options awarded under the 2002 Stock Plan vest over a four-year period, with 20% becoming exercisable six months following the grant date, and 20% thereafter on each anniversary of the grant date. All stock options are granted with a ten-year term and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In 2004, the Committee approved stock option awards to executive officers and other selected employees. The Named Executive Officers received the following stock options (options and price have been adjusted for the June 8, 2004 stock split):

Name	Price	Options
William S. Thomas, Jr.	$28.1850	26,666
Clayton C. Larson	$28.1850	13,333
Donald E. Barry	$28.1850	13,333
William J. Grimm	$28.1850	13,333
Gary Wehrle	$28.1850	13,333

CEO Compensation and Performance: In determining the CEO’s merit increase to base salary in 2004, the Committee considered the overall performance of both the Company and Mr. Thomas during 2003 and the peer group analysis provided by the independent compensation consultant. Scope and performance data for the peer group included total assets, return on average assets (ROAA), return on average equity (ROAE), core earnings per shares (EPS) growth for one and four years, efficiency ratio, net income growth and net interest margin. The Committee approved a base salary for the CEO of $375,000, effective March 1, 2004, and the Committee Chair reported its evaluation process and salary determination to the full Board.

As previously stated, Mr. Thomas has 100% of his HPIP bonus linked to the Company achieving its annual Core Bank net income goal. The Committee met twice during 2004 with Mr. Thomas to review his performance and individual objectives and goals versus results achieved. The Committee considered the Company’s financial and operating performance for fiscal 2004 in a number of areas, including revenue growth, net income, and customer and shareholder relations. In particular, the Committee focused on the 17% increase in earnings per share and the Company’s overall performance. Additionally, the Committee evaluated Mr. Thomas’ performance by soliciting input from all non-employee directors of the Board.

As a result of meeting his 2004 goals and the Company achieving a Core Bank net income goal of “target,” the Committee approved an HPIP bonus of $300,000 to Mr. Thomas, payable February 28, 2005. The Committee Chair made a report to the full Board following each performance meeting with the CEO.

Executive Officer Compensation and HPIP Bonus: Mr. Thomas met with the Committee to review his recommendations for base salary increases for the executive officers. He completed a performance evaluation process with each of his direct reports and summarized the evaluations with the Committee, including the scope of their duties and oversight responsibilities. The Committee also met with its independent compensation consultant to review the compensation study on the executive officer group. The study indicated that base salaries for certain executive officers were below the 50th percentile. As a result of overall Company performance and to align base salaries for certain executive officers to more closely reflect the 50th percentile of the peer group, the Committee approved the CEO’s salary recommendations for the Senior Leadership Team in 2004. Base salaries for the named executive officers are: Clay Larson, $235,000; Donald E. Barry, $220,000; and William J. Grimm, $235,000. As Pacific Capital Crest, Inc. was acquired by acquisition on March 5, 2004 (following the Committee meeting to approve base salaries for 2004), the base salary for Gary Wehrle, Executive Vice President, was not considered by the Committee.

As noted above, the executive officers have 75% of their HPIP bonus linked to the Company achieving its annual Core Bank net income goal. Mr. Thomas reviewed the Senior Leadership Team’s individual objectives and goals versus results achieved for 2004 with the Committee. As the Company achieved a Core Bank net income goal of “target,” the Committee approved the HPIP bonus recommendations by the CEO for the executive officers (earned in 2004 and paid in March 2005). HPIP bonuses for the Named Executive Officers are:

Name	HPIP Bonus
Clayton C. Larson	$170,000
Donald E. Barry	$140,000
William J. Grimm	$150,000
Gary Wehrle	$100,000

Tax Deductibility of Executive Officer Compensation: Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit. The Company plans to comply with the requirements of Section 162(m). Accordingly, all grants made under Company plans in fiscal year 2004 qualify for the corporate tax deduction.

Pacific Capital Bancorp

Compensation & Nominating Committee

Roger C. Knopf, Chairman

Robert W. Kummer, Jr.

Kathy J. Odell

Performance Graph

The following graph shows a five-year comparison of cumulative total returns for our common stock, the Standard & Poor’s 500 Stock Index and SNL Banks (Western) Index, each of which assumes an initial value of $100 and reinvestment of dividends.

Total Return Performance

	1999	2000	2001	2002	2003	2004
Pacific Capital Bancorp	100	94.2	96.02	120.71	179.2	226.06
S&P 500*	100	91.2	80.42	62.64	80.62	89.47
SNL Western Bank Index	100	132.4	115.78	126.67	171.59	195

Employee Benefit Plans

Key Employee Retiree Health Plan. The Key Employee Retiree Health Plan is maintained for the benefit of the Named Officers and other “key” employees and was originally adopted on December 29, 1992 and amended and restated in 1998. This is an unfunded plan, which pays a portion of health insurance coverage for retired key employees and their spouses (but not dependents). While the Named Executive Officers may be eligible for coverage under this Plan when they retire, the Company paid no amounts to them during 2004, nor were any amounts contributed to the Plan. A similar program, which is funded, is maintained for all of our other employees.

Additionally, the Key Employee Retiree Health Plan provides for the continuation of benefits under certain circumstances following a change in control of the Company.

Deferred Compensation Plan. The Deferred Compensation Plan allows the Named Officers and other selected officers to save pre-tax dollars in a tax-deferred investment program. Participants may defer up to 100% of their annual salary and up to 100% of their commission or bonus. Participants elect a future date when they would like to have the deferrals distributed to them. The distribution does not have to occur at termination or retirement — participants have the option to elect a distribution date that occurs while they are still employed. Taxes are due upon distribution.

Incentive & Investment/Salary Savings Plan. The Company offers an Incentive & Investment/Salary Savings Plan – a profit sharing plan with a 401(k) savings feature; and the Employee Stock Ownership Plan – a plan that enables an employee to gain an ownership stake in the company. The Company established the Incentive & Investment and Salary Savings Plan to give all eligible employees the opportunity to share in the Company’s economic success and to provide a measure of security with retirement benefits. The Plan consists of two arrangements. The Incentive & Investment (I&I) portion is a traditional profit-sharing plan under which the Company may make contributions based on profits. An employee is eligible to participate in the I&I plan on the first of the month following the completion of one year of service in which the employee worked at least 1,000 hours.

The Salary Savings Plan (referred to as 401(k)) is a salary reduction plan, which includes matching contributions by the Company. Employees are eligible to participate in the 401(k) on the first of the month following the completion of three full months of service. Each payday an employee can defer up to 80% of his or her salary to the 401(k) plan. The Company will match the employee’s deferral at a rate equal to 100% of the first 3% of salary deferred, and 50% of the next 3% of salary deferred. The maximum amount of employer match is 4.5% of salary.

Employee Stock Ownership Plan. The Employee Stock Ownership Plan is a special type of profit sharing plan where the Company, in contributing a portion of its annual profit, enables participating employees to become a shareholder of Pacific Capital Bancorp. All employees are eligible to participate in the Plan beginning on the first day of the month after completing 12 months of employment in which he or she has worked at least 1,000 hours. Each year the Company endeavors to make a contribution to the Plan. The Plan Trustee, Prudential Bank & Trust, FSB, purchases Company stock and allocates shares in book entry for eligible employees. Shares vest at the rate of 20% per year. A participant, who terminates employment prior to being 100% vested in the Plan, forfeits his or her unvested portion. Participants can elect to receive cash dividends or have the dividends reinvested. If a participant elects to reinvest the cash dividend, it is invested in a guaranteed income fund. From time to time, funds are used to purchase additional shares of Company stock, as determined by the Retirement Plan Advisory Committee. In March 2005, the Company funded $1,500,000, and the Trustee purchased 51,487 shares of stock, which were allocated to eligible employees’ accounts.

Other Matters. We have received no notice of any other items submitted for consideration at the Meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the Meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

Shareholder Director Nominations And Other Proposals For The Next Annual Meeting Of Shareholders

Consideration of Director Nominees

Authority to Make Nominations. Pursuant to our Bylaws, nominations for directors may be made by the Board of Directors or by any holder of record of any outstanding class of capital stock of the Company entitled to vote for the election of directors.

Nomination Procedure. Nominations for directors, other than those approved by the Board of Directors, must be made in writing and delivered or mailed to the Corporate Secretary, 1021 Anacapa Street, Santa Barbara, CA 93101, not less than 14 days (May 10, 2006) nor more than 50 days (April 4, 2006) prior to the scheduled date of the 2006 Annual Meeting. If the Company should give less than 21 days’ notice of the meeting to shareholders, however, nominations should be delivered to the Corporate Secretary no later than the close of business on the seventh day following the notice to shareholders.

Any nomination must be accompanied by a written statement signed and acknowledged by the nominee consenting to his or her nomination and agreeing to serve as director if elected, and must contain the following information, to the extent known to the nominating shareholder

1. The name and address of each proposed nominee;

2. The total number of shares of capital stock of the Company expected to be voted for each proposed nominee;

3. The principal occupation of each proposed nominee;

4. The name and residence address of the nominating shareholder; and

5. The number of shares of capital stock of the Company owned by the nominating shareholder.

Selection Process. In filling vacancies on the Board, the Compensation & Nominating Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. The criteria and qualifications of nominees are based upon the needs of the Company at the time the nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields. All nominees are considered under the same criteria and qualifications regardless of the nominees’ sponsor. They should be committed to enhancing shareholder value and should have sufficient time to effectively carry out their duties. Their service on other boards of public companies should be limited to a reasonable number

Board Evaluation. Each year the Board evaluates its performance and effectiveness. Each Director completes a Board Evaluation Survey developed by the Compensation & Nominating Committee to solicit feedback on specific aspects of the Board’s role, organization and meetings. The collective ratings and comments are then compiled by outside counsel and presented at a Board meeting to the full Board. As part of the evaluation, the Board assesses its progress in the areas targeted for improvement a year earlier, and develops recommendations to enhance the Board’s effectiveness over the next year.

Consideration of Other Shareholder Proposals

If you would like to submit a proposal for us to include in the proxy statement for our 2006 Annual Meeting, you must submit your proposal in writing, your proposal must be timely delivered to the Secretary of the Company at 1021 Anacapa Street, Santa Barbara, CA 93101, and your proposal must otherwise be a proper matter for shareholder action. Any proposal must also comply with applicable rules and regulations promulgated by the SEC, including Rule 14a-8 of the Exchange Act, and California law.

To be timely delivered, your proposal must be delivered to the Secretary of the Company between January 16, 2006 and February 15, 2006.

No shareholder proposals were submitted for the 2005 Annual Meeting.

Shareholder Communications with the Board

Any shareholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Pacific Capital Bancorp Board of Directors c/o Corporate Secretary, 1021 Anacapa Street, Santa Barbara, CA 93101. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board member specifically addressed in the communication.

Shareholders may also contact a Board member via our corporate web site at www.pcbancorp.com. After accessing the site, select Investor Relations and the link to proceed. From the menu, select Information Request and fill in the form. The Corporate Secretary or the Director, Investor Relations, will ensure that the appropriate member of the Board receives your communication promptly.

No Incorporation By Reference Of Certain Portions Of This Proxy Statement

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor is such graph or report to be incorporated by reference into any future filings made by us under those statutes.

Addendum A

2004 Annual Report of Charitable Contributions

December 31, 2004

The following report lists charitable contributions made by the Company during fiscal 2004 in an amount of $10,000 or more, to an entity for which a director or executive officer of the Company, or a member of any of their immediate families, serves as a director, officer or employee, or as a member of such entity’s fund-raising organization or committee.

Name of Director of Officer	Name of Organization	Affiliation	Aggregate Amount Donated in FY04
Edward E. Birch	Westmont Foundation	Board of Trustees of Westmont College	$25,000

Edward E. Birch	Westmont Athletics	Board of Trustees of Westmont College	$10,000

Frederick W. Clough	CALM	Vice President of the Board of Directors	$15,000

Frederick W. Clough	Santa Barbara Zoo	Former President of the Board of Directors	$5,000

Robert W. Kummer, Jr.	Westmont Foundation	Advisory Board of Westmont College	*

Robert W. Kummer, Jr.	Westmont Athletics	Advisory Board of Westmont College	*

Donald Lafler	Council on Alcohol and Drug Abuse	Board of Directors	$30,000

Donald Lafler	Santa Barbara Chamber Orchestra	Board of Directors	$10,000

Clayton C. Larson	Monterey Peninsula Chamber of Commerce	Advisory Board	$11,225

Richard A. Nightingale	United Way	President of the Board of Directors	$78,142

William S. Thomas, Jr.	Fighting Back Task Force/Council on Alcoholism & Drug Abuse	Chairman	*

William S. Thomas, Jr.	Santa Barbara Museum of Art	Board of Directors	$15,000

Gary Wehrle	Operation Hope, Inc.	Director	$15,000

*	Included in amount to Westmont College listed for Edward E. Birch.

*	Included in amount to Council on Alcohol and Drug Abuse listed for Donald Lafler.

A-1

Addendum B

2005 Directors’ Stock Plan

(Effective upon shareholder approval: May 24, 2005)

B-i

B-ii

PACIFIC CAPITAL BANCORP

2005 DIRECTORS STOCK PLAN

(Effective upon shareholder approval: May 24, 2005)

1.	Introduction.

On February 18, 2005, the Board of Directors of Pacific Capital Bancorp, a California corporation (“Pacific Capital”), adopted the 2005 Directors Stock Plan (the “Plan”) for eligible members (a “Director”) of the Board of Directors of Pacific Capital and its subsidiaries (collectively, the “Company”).

The Plan shall remain in effect until May 24, 2015.

This document (“Plan Document”) is intended to provide an easily understood explanation of the terms and conditions of the Plan. This Plan Document, in conjunction with any future amendments, constitutes the official terms and conditions of the Plan. Capitalized terms have specialized meanings which are defined in either the Section where the term is first used or at the end of the Plan Document.

Additional copies of this Plan Document can be requested by sending a written request to the address below. Questions regarding the Plan may be directed to the following:

Pacific Capital Bancorp

Attn: Corporate Secretary

1021 Anacapa Street

Santa Barbara, CA 93106

2.	Purpose.

The purpose of this Plan is to:

•	enhance the ability of the Company to attract, motivate and retain the best available Directors to serve on the Board of the Company; and

•	provide Directors with additional incentive to promote the success of the Company’s business.

3.	Plan Administrator.

(a) Structure. The Plan is administered by either the Board of Directors of Pacific Capital (the “Board”) or a Committee (the “Committee”) of two or more independent Directors of Pacific Capital within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Currently the Plan is administered by the Committee. (The term “Administrator” refers to the body administering the Plan at the applicable time, whether that is the Board or the Committee.) The Administrator has the sole authority to make decisions concerning the Plan.

Each member of the Committee is appointed by and serves at the pleasure of the Board. Once appointed, the Committee shall continue to administer the Plan until otherwise directed by the Board.

The Board can take any of the following actions with respect to organization and composition of the Committee all to the extent permitted by applicable federal and state laws:

•	increase the size of the Committee;

•	appoint additional members;

•	remove members (with or without cause) and substitute new members;

•	fill vacancies (however caused); and

•	remove all members of the Committee and thereafter directly administer the Plan.

No member of the Board or the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any Award granted or agreement executed pursuant to the Plan.

(b) Committee Procedure. A quorum is a majority of the Committee members. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present. Any decision or determination set forth in a writing and signed by all of the Committee members is as effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) to record minutes of its meetings and to prepare and distribute documents on behalf of the Committee. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the Articles of Incorporation and Bylaws of Pacific Capital or any resolutions of the Board.

All questions of interpretation or application of the Plan, or of a grant of an Award (including questions of interpretation or application of an Agreement), are subject to the determination of the Administrator. The determination of the Administrator is final and binding on all parties.

(c) Authority of the Administrator. Subject to the express provisions of the Plan, the Administrator has the authority to:

•	select the Directors eligible to receive an Award under the Plan and determine the number of shares to be allotted in the Award;

•	adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan and the Awards;

•	interpret the Plan;

•	make all other determinations necessary or advisable for administering the Plan;

•	determine the terms and provisions of the Award Agreements (which need not be identical),

•	subject to Sections 8(i), 9(h) and 13 of the Plan, accelerate for any reason, regardless of whether the Award Agreement so provides, any Option, Restricted Stock or other Award granted under the Plan;

•	interpret Award Agreements; and

•	exercise the powers conferred on the Administrator under the Plan.

(d) Professional Assistance; Good Faith Actions. The Administrator may employ and rely on the advice of attorneys, consultants, accountants, appraisers, brokers, or other persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding. No member of the Administrator or any officer, employee or agent of the Company shall be personally liable for any action, determination or interpretation made by the Administrator in good faith with respect to this Plan, any Options or Restricted Stock granted or awarded under this Plan, or any Option Agreement or Restricted Stock Agreement.

(e) Indemnification. In addition to any other rights of indemnification they may have, each member of the Administrator shall be indemnified by the Company against reasonable expenses, including attorneys’ fees and costs, incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award. This indemnification does not apply if the member of the Administrator is liable for gross negligence or willful misconduct in the performance of his or her duties.

4.	Types Of Awards / Award Agreements

Types of awards permitted for grant pursuant to the Plan are stock options, restricted stock, performance awards and other awards described in this section (hereinafter referred to collectively as “Awards”). An agreement (“Award Agreement”), specifying the terms and conditions of the Award, will be issued for each Award. The Director becomes a participant in the Plan upon acceptance of the Award.

A description of each Award is described below.

(a) Stock Option. A stock option is a right to purchase a number of shares at a fixed price. Only nonqualified stock options (an option that does not qualify for favorable tax treatment under Section 422 or 423 of the Code) can be granted under this Plan (hereinafter referred to as “Option”).

(b) Restricted Stock. A share of restricted stock is a share of Common Stock of Pacific Capital subject to certain restrictions, terms and conditions, including the risk of forfeiture, as may be determined by the Administrator (hereinafter referred to as “Restricted Stock”).

(c) Performance Awards. The Administrator may designate whether an Option or Restricted Stock award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code (hereinafter referred to as “Performance Award”). Any award of an Option or Restricted Stock designated as “performance-based compensation” shall be conditioned on the achievement of one or more performance measures established by the Administrator. For awards of Options and Restricted Stock intended to be “performance-based compensation,” the award of the Option or the Restricted Stock and the establishment of the performance measures shall be made during the period required under Section 162(m) of the Code.

(d) Other Awards. Options, Restricted Stock, and Performance Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan.

5.	Eligibility to Participate.

Awards under this Plan may be granted only to non-employee Directors of the Company, who are not otherwise employed by the Company. In no event shall a Director who owns stock and securities representing more than 10% of the total combined voting power or value of all classes of stock of Pacific Capital be eligible to receive any Award under the Plan. No person is eligible to receive an Award under this Plan unless he or she is a Director of the Company on the grant date.

6.	Reserve of Shares Covered by Plan.

(a) Original Reserve. Subject to the provisions of Section 13 of this Plan dealing with the Adjustment in the number of shares covered by the Plan and an Award, the maximum aggregate number of shares reserved for Awards granted under the Plan is 150,000 shares of Common Stock of

Pacific Capital (“Common Stock”). During the term of this Plan, Pacific Capital will at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan, as such number of shares may be adjusted under Section 13 of this Plan (“Reserve”).

(b) Adjustments In Reserve.

Shares subject to an Option that expires or terminates prior to exercise and unvested shares of Restricted Stock that are repurchased by the Company shall be added back to the Reserve and such shares shall be available for further grant of Options or award as Restricted Stock.

Shares that have been issued upon exercise of an Option and that are repurchased by the Company and vested shares of Restricted Stock that are repurchased by the Company shall not be added back to the Reserve and such shares shall not be available for further grant of Options or award as Restricted Stock.

The Reserve shall also be adjusted according to provisions of Section 13 of this Plan, Adjustment of Shares.

7.	Award Effective Date

The effective date of any Award shall be the latest of:

•	the date the Administrator approves the grant of the Award; or

•	such later date as is designated by the Administrator; or

•	such later date as is set forth in the Award Agreement.

8.	Stock Options

(a) Option Period. The term of each Option shall be five years from the effective date of the grant of the Option (the “grant date”).

(b) Exercise Price. The exercise price per share for the shares to be issued upon exercise of an Option shall be not less than 100% of the Fair Market Value per share of Common Stock on the grant date.

(c) Vesting Period. An Option shall be 100% exercisable at one year following the grant date. Thereafter, the Option is fully vested and can be exercised, in whole or in part, at any time during the term of the Option.

(d) Procedure for Exercise. Each exercise of an Option shall be evidenced by a notice in writing to the Administrator accompanied by full payment of the exercise price for the shares being exercised. The exercise price shall be paid:

•	in cash,

•	by cashier’s or bank certified check,

•	by the surrender of shares of Common Stock of Pacific Capital that the Optionee has owned for at least six months prior to the date of exercise having a Fair Market Value on the exercise date equal to the exercise price for the shares being exercised, or

•	any combination above.

(e) Reserve. Upon exercise of an Option, the number of shares available in the Reserve, both for the purposes of the Plan and for issuance under the Option, will be decreased by the number of shares being exercised.

(f) Certificate Issuance. Optionee may designate in the notice of exercise that the shares be issued in the name of:

•	the Optionee’s spouse,

•	the trustee of a revocable trust in which Optionee and his or her spouse are the sole primary beneficiaries,

•	Optionee’s prior spouse (see Domestic Relations Order in paragraph (g) below), or

•	any combination of the foregoing.

(g) Domestic Relations Order. Shares may not be issued to an Optionee’s prior spouse unless the issuance is made pursuant to a domestic relations order as defined in the Code or Title I of the Employee Income Retirement Security Act, or the rules thereunder. The Administrator may rely on Optionee’s representation, or other appropriate evidence, for purposes of determining the propriety of the exercise of any Option, as well as compliance of the exercise with the terms of this Plan and any applicable Option Agreement. The Administrator has no obligation to independently investigate the propriety of the exercise of any Option or the compliance of the exercise with the terms of this Plan or any applicable Option Agreement.

(h) Rights as a Shareholder. No shares will be issued upon exercise of an Option until full payment has been made. Upon issuance of the stock certificate by the Company’s transfer agent, the Optionee or other person in whose name the shares are issued has the right to vote, receive dividends, and exercise any other rights associated as a shareholder of Pacific Capital.

(i) Acceleration on Change of Control. Upon the occurrence of a Change of Control (as defined in the Definitions), all unexercised Options then outstanding shall become immediately exercisable as the effective date of the Change of Control. The Administrator shall use its reasonable efforts to promptly notify each Optionee of the occurrence of the Change of Control; provided that neither the Administrator nor any member of the Administrator shall have any liability to any Optionee solely by reason of any delay or failure to give notice.

(j) Termination Events. Notwithstanding any other provisions of this Plan or the terms of any Option Agreement to the contrary, Options shall terminate in accordance with the following provisions.

•	Termination as a Director with five years of service. If the termination occurs other than for cause or by reason of the Director’s death or disability, a Director with an aggregate of five or more years of service on the Board of Directors of Pacific Capital or any of its subsidiaries shall have the right to exercise any Options that he or she holds on the date of such termination during the 12-month period following the termination date of the Optionee’s status as a Director (but in no event after the expiration date specified in the Option Agreement). Further, all Options held by the Director shall immediately vest on the termination date. If the Option is not exercised in full during the 12-month period, the unexercised portion of the Option terminates at the close of business, California time, on the last business day of the 12-month period.

•	Termination as a Director with less than five years of service. If the termination occurs other than for cause or by reason of the Director’s death or disability, a Director with an aggregate of less than five years of service on the Board of Directors of Pacific Capital or any of its subsidiaries shall have the right to exercise the vested portion of any Options that he or she holds on the date of such termination during the three-month period following the termination date of the Optionee’s status as a Director (but in no event after the expiration date specified in the Option Agreement). If the Option is not exercised in full during the three-month period, the unexercised portion of the Option terminates at the close of business, California time, on the last business day of the three-month period. The exercisability of the unvested portion of any Options shall not be accelerated by reason of the termination of the Director’s status; provided that this subparagraph shall not limit the acceleration of the exercisability of any Options under the provisions of paragraph (i) above.

•	Death/Disability. If the termination occurs by reason of the Director’s death or disability, regardless of the period during which the Director has been on the Board of Directors of Pacific Capital or any of its subsidiaries, the Director shall have the right to exercise any Options that he or she holds on the date of such termination during the 12-month period following the Optionee’s death or disability (but in no event after the expiration date specified in the Option Agreement). Further, all Options held by the Director shall immediately vest on the termination date. If an Option is not exercised in full during the 12-month period, the unexercised portion of the Option terminates at the close of business, California time, on the last business day of the 12-month period

•	Termination for Cause. If the termination occurs for cause, regardless of the period during which the Director has been on the Board of Directors of Pacific Capital or any of its subsidiaries, all Options held by the Directors shall terminate simultaneously with the Optionee’s status as a Director and shall not be exercisable, in whole or in part, at any time after the date of the termination. A Director can be terminated for “cause” for any reason described in Section 304 of the California General Corporation Law.

(k) Transferability of Options. Except as provided in this Section, no Option may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of in any manner, other than by will or the laws of descent and distribution.

•	Limited Transferability. An Option Agreement may permit the transfer of any Option in accordance with this Section. No Option shall be transferable other than by will or the laws of descent and distribution unless the Option Agreement specifically permits such transfer. The transferability provisions of the Option Agreements need not be identical for all Options.

•	No Transfer of Unvested Option. No Option, or any portion thereof, may be transferred, other than by will or the laws of descent and distribution, until the Option, or potion thereof, is fully vested.

•	Permitted Transfers. If the Option Agreement so provides, an Optionee may transfer or assign an Option to any of the following:

•	the Optionee’s spouse, parents and lineal descendants, including adopted children (the “Immediate Family Members”);

•	a trust established by the Optionee and in which all beneficial interests are held by one or more of the Optionee, the Immediate Family Members, and a tax-exempt charitable organization that has only a contingent residual interest in the trust;

•	a partnership or limited liability company established by the Optionee and in which all beneficial interests are held by one or more of the Optionee and the Immediate Family Members; and

•	other persons and entities as the Administrator may specifically approve in writing after written notice from the Optionee.

Any transfer of an Option under this Section must be either a Donative Transfer, a transfer to a partnership or limited liability company, or a transfer specifically approved in writing by the Administrator after written notice from the Optionee. Any transferred Option must cover at least 100 shares.

•	Notice to the Administrator. The Administrator requires at least 10 days’ prior written notice of any proposed transfer of an Option. The Notice shall include the following items:

•	The name and address of the proposed transferee;

•	A statement of how the transferee is a permitted transferee; and

•	The proposed transferee’s written agreement to accept the transferred Option subject to all of the terms and conditions of this Plan and the applicable Option Agreement.

•	Disclaimer. The Administrator’s acceptance of any transfer of an Option shall not be considered legal or tax advice to the Optionee or the proposed transferee as to their compliance with any applicable law, rule or regulation or the legal or tax consequences of such transfer, or the subsequent exercise of the transferred Option, or the sale or exchange of any of the shares of Common Stock acquired on exercise of the transferred Option.

9.	Restricted Stock.

(a) Continued Services. As consideration for the issuance of the Restricted Stock and in addition to payment of any purchase price, the Director shall agree to continue as a member of the Board of Directors of Pacific Capital or any of its subsidiaries for a one-year period (or such shorter period as may be fixed by the Administrator) after the Restricted Stock is issued.

Vesting of Restricted Stock. The Restricted Stock shall be fully vested one-year after the effective date of the award of the Restricted Stock. Prior to the end of such one-year period, all of the Restricted Stock shall be unvested.

No Obligation on the Company. Nothing in this Plan or in any Restricted Stock Agreement shall confer on any Director any right to continue as a Director of the Company for any period or shall interfere or restrict the Company’s rights to terminate the participant’s status as a Director at any time for any reason whatsoever, with or without cause.

(b) Purchase Price. The Administrator may provide that the Restricted Stock will be issued with or without the Director’s payment of a purchase price. If a purchase price is payable with respect to the issuance of the Restricted Stock, the purchase price shall be paid:

•	in cash,

•	by cashier’s or bank certified check,

•	by the surrender of shares of Common Stock of Pacific Capital that the Restricted Shareholder has owned for at least six months prior to the date of exercise having a Fair Market Value on the issue date equal to the purchase price for the Restricted Stock being issued, or

•	any combination above.

(c) Rights as Shareholders. Upon issuance of the Restricted Stock, the Director has the right to vote, receive dividends and other distributions paid on the Restricted Stock, and exercise any other rights associated as a shareholder of Pacific Capital.

(d) Restriction on Transfer. No holder of any Restricted Stock (a “Restricted Shareholder”) may sell or otherwise transfer, whether or not for value, any of the Restricted Stock prior to one-year after the effective date of the award of the Restricted Stock.

(e) Restriction. All shares of Restricted Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the Restricted Stock as a result of stock dividends, stock splits or similar changes in the capital structure of Pacific Capital) are subject to such restrictions as may be provided by the Administrator, including

•	restrictions concerning voting rights,

•	transferability of the Restricted Stock,

•	restrictions based on the continuation of the Director’s status as a member of the Board, and

•	the Company’s or the Director’s performance.

The Administrator may remove any or all of such restrictions, as it deems appropriate. Any restrictions imposed by the Administrator under this Section need not be identical for all Restricted Stock and the imposition of any restrictions with respect to any Restricted Stock shall not require the imposition of the same or any other restrictions with respect to any other Restricted Stock.

(f) Repurchase of Unvested Restricted Stock. Each Restricted Stock Agreement shall provide that the Company has the right to repurchase the unvested Restricted Stock upon the termination of the Restricted Shareholder’s status of a Director of Pacific Capital or any of its subsidiaries as follows.

•	Termination as a Director with five years of service. If the termination occurs other than for cause or by reason of the Director’s death or disability and the Director has an aggregate of five or more years of service on the Board of Directors of Pacific Capital or any of its subsidiaries, all of the Restricted Stock held by the Director shall immediately become vested Restricted Stock as of the date of termination and any repurchase thereof by the Company shall be only in accordance with paragraph (g) below.

•	Termination as a Director with less than five years of service. If the termination occurs other than for cause or by reason of the Director’s death or disability and the Director has less than an aggregate of five years of service on the Board of Directors of Pacific Capital or any of its subsidiaries, the Company shall have the right to repurchase the unvested Restricted Stock at a cash price per share equal to the purchase price paid by the Director for the Restricted Stock; provided that provision may be made in the Restricted Stock Agreement that no right of repurchase exists in the event of a termination without cause or following a Change In Control. Except as provided in paragraph (h) below relating to acceleration of vesting on the occurrence of a Change of Control, the vesting of the Director’s interest in the Restricted Stock shall not be accelerated by reason of the termination of his status as a Director of Pacific Capital or any of its subsidiaries.

•

Death or Disability. If the termination occurs by reason of the Director’s death or disability, regardless of the period during which the Director has been on the Board of Directors of Pacific Capital or any of its subsidiaries, all of the Restricted Stock held by the Director shall immediately become vested Restricted Stock as of the date of termination and any repurchase thereof by the Company shall be only in accordance with paragraph (g) below.

•	Termination for Cause. If the termination occurs for cause, regardless of the period during which the Director has been on the Board of Directors of Pacific Capital or any of its subsidiaries, the Company shall have the right to repurchase the unvested Restricted Stock at a cash price per share equal to the purchase price paid by the Director for the Restricted Stock; provided that provision may be made in the Restricted Stock Agreement that no right of repurchase exists in the event of a termination following a Change In Control. A Director can be terminated for “cause” for any reason described in Section 304 of the California General Corporation Law.

(g) Repurchase of Vested Restricted Stock. In the discretion of the Administrator, the Restricted Stock Agreement may provide that the Company has the right to repurchase the vested Restricted Stock upon the termination of the Restricted Shareholder’s status of a Director of Pacific Capital or any of its subsidiaries at a cash price per share equal to the then Fair Market Value of the Common Stock; provided that provision may be made that no right of repurchase exists in the event of a termination without cause or following a Change In Control.

(h) Acceleration on Change of Control. Upon the occurrence of a Change of Control, all Restricted Stock then outstanding become immediately vested as of the effective date of the Change of Control. The Company shall use its reasonable efforts to promptly notify each Restricted Shareholder of the occurrence of the Change of Control; provided that neither the Company nor any member of the Administrator have any liability to any Restricted Shareholder by reason of any delay or failure to give notice.

(i) Legend. Any certificate representing shares of Restricted Stock shall bear a legend similar to the following language:

The shares represented by this certificate have been issued pursuant to the terms of the 2005 Directors’ Stock Plan of Pacific Capital Bancorp and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares.

In order to enforce the restrictions, terms and conditions that may be applicable to the Restricted Stock, the Administrator may require that the restricted shares be deposited in book entry account with the Company’s transfer agent.

10.	Performance Awards.

The Administrator may designate whether any Option or Restricted Stock award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any Option or Restricted Stock award designated as “performance-based compensation” shall be conditioned on the achievement of one or more performance measures established by the Administrator. The award of the Option or Restricted Stock and the establishment of the performance measures shall be made during the required period under Section 162(m) of the Code.

11.	Requirements of Law

Notwithstanding anything contained in this Plan or any Agreement to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Option or to issue any Restricted Stock if the sale or issuance would constitute a violation by the Optionee, the Restricted Shareholder or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of shares upon exercise of an Option or award of Restricted Stock, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

12.	Tax Withholding

To the extent that an Option exercise or the award of Restricted Stock gives rise to an income tax withholding obligation on the Company’s part, the Company may satisfy the obligation in accordance with procedures as it deems appropriate under applicable law. At the election of the Optionee or the Restricted Shareholder, the withholding obligation may be satisfied through:

•	the Optionee’s or Restricted Shareholder’s surrender of shares of Common Stock that the Optionee or Restricted Shareholder has owned for at least six (6) months prior to the exercise or award, or

•	through the Company’s retention of shares of the Common Stock which would otherwise be issued as a result of the exercise of the Option or the award of the Restricted Stock.

13.	Adjustment Of Shares

(a) Recapitalization of Pacific Capital. Appropriate and proportionate adjustments shall be made in the number and class of shares included in the Reserve and subject to any Award in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization or like change in the capital structure of Pacific Capital. The adjustments to the Plan and the Awards as a result of any of the foregoing events shall be made by the Administrator and the Administrator’s determination is final, binding, and conclusive.

(b) Reorganization or Liquidation of Pacific Capital.

(i) Operative Events. The provisions of this Section 13(b) shall apply on the occurrence of any of the following events (the “Reorganization Events”)

•	the complete liquidation of Pacific Capital, or

•	a merger, reorganization, or consolidation of Pacific Capital with or into any other corporation (other than a subsidiary of Pacific Capital) as a result of which either Pacific Capital is not the surviving corporation or Pacific Capital becomes an 80% or more owned subsidiary of another corporation, or

•	any sale of all or substantially all of Pacific Capital’s assets.

(ii) Assumption by Surviving Corporation. If the surviving or acquiring corporation other than Pacific Capital assumes the Awards outstanding under the Plan at the time of Reorganization Event or issues substitute Awards therefor, the assumed or substituted Awards shall continue and there shall be no acceleration of such Awards.

(iii) No Assumption by Surviving Corporation. If the surviving or acquiring corporation other than Pacific Capital neither assumes the Awards outstanding under the Plan nor issues substitute Awards therefor, then, as of the effective date of the Reorganization Event,

•

any unexercised Options then outstanding under the Plan shall be canceled; provided that if any unexercised Option would be cancelled under this Section, the Optionee holding such Option shall have the right, during a 10-day period ending on the fifth day prior to the effective date of the Reorganization Event, to exercise the Option in full even though a portion of the Option was then unvested; and

•	any unvested Restricted Stock then outstanding under the Plan shall become fully vested.

(iv) Notice of Event. The Administrator shall give each Participant 30 days’ prior written notice of the anticipated effective date of any Reorganization Event; provided that neither the Administrator nor any member of the Administrator shall have any liability to any Participant solely by reason of any delay or failure to give notice. Notwithstanding anything in this Plan or in any Award Agreement to the contrary:

•	All exercises of Options effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of the Reorganization Event; and

•	The acceleration of the vesting of any Restricted Stock under this Section 13 shall be deemed to be effective immediately prior to the closing of the Reorganization Event.

(v) Abandonment of Event. If Pacific Capital abandons or otherwise fails to close any Reorganization Event then:

•	all exercises of Options during the foregoing 10-day period and all acceleration of the vesting of Restricted Stock under this Section 13 shall cease to be effective ab initio; and

•	the outstanding Options shall be exercisable and the outstanding Restricted Stock shall vest as otherwise determined under the applicable Award Agreements and without consideration of this Section or the corresponding provisions of any Award Agreement.

14.	Term; Termination; And Amendment Of Plan

(a) Approval of Plan. This Plan was adopted by the Board on February 18, 2005. The Board shall submit this Plan for approval by the shareholders of Pacific Capital at the first annual meeting of shareholders occurring on or after May 24, 2005.

(b) Term of Plan. The term of the Plan shall begin on May 24, 2005 (the “Effective Date”). The term of the Plan shall expire on May 24, 2015, unless the Plan is terminated sooner in accordance with the provisions of the Plan.

(c) Amendment And Termination of The Plan

(i) Amendment and Termination. Subject to the provisions of paragraph (c)(iii) below, the Board may at any time amend, alter, suspend or terminate the Plan.

(ii) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Law, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted.

(iii) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee or Restricted Shareholder, unless mutually agreed in writing between the Optionee or the Restricted Shareholder and the Administrator.

(d) Effect Of Amendments

(i) Amendment of Awards. From and after the effective date of any amendment, alteration or suspension of the Plan, all of the terms and provisions of the Plan as amended, altered or suspended shall apply to all Awards which are outstanding as of such date and the Award Agreements covering such Awards shall be deemed automatically amended to reflect the amended, altered or suspended terms of the Plan.

(ii) No Change in Price or Term. Notwithstanding anything in this Plan to the contrary, in no event shall:

•	the amendment of any Option Agreement in accordance with the provisions of this Section change any or all of the number of shares covered by any Option or the exercise price, vesting schedule or term of the Option; and

•	the amendment of any Restricted Stock Agreement in accordance with the provisions of this Section change the purchase price, vesting schedule or term of the Agreement.

•	Amended Award Agreements. Any Participant who holds an Award that is deemed amended under this Section may at any time deliver to the Administrator his or her existing Award Agreement and request that the Administrator deliver to the Participant a new Award Agreement incorporating the amended terms and provisions of the Plan. The Administrator shall deliver to the Participant a new Award Agreement promptly after the Participant’s delivery of the existing Award Agreement. NOTWITHSTANDING ANYTHING IN THIS PLAN OR ANY OPTION AGREEMENT TO THE CONTRARY, THE OPTIONEE SHALL BE SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE AMENDMENT OF A OPTION AGREEMENT WILL CONSTITUTE A MODIFICATION OF THE OPTION AND THE ADMINISTRATOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO THE OPTIONEE BY REASON OF THE AMENDMENT OF AN OPTION AGREEMENT BEING A MODIFICATION OF THE OPTION.

DEFINITIONS

“Applicable Laws” means the federal and state laws relating to the administration of stock option, stock award and equity compensation plans.

“Change of Control”

(a)	Subject to the limitations set forth in paragraph (b) below, a Change of Control shall occur on the occurrence of either of the events:

(i)	An acquisition (other than directly from Pacific Capital) of any voting securities of Pacific Capital by any person (as that term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act), immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of Pacific Capital’s then outstanding voting securities; or

(ii)	A cumulative change in the composition of the Board of Directors of Pacific Capital occurring during any two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors.

(b)	A Change of Control shall not be deemed to have occurred if:

(i)	the person acquiring the securities is either (x) an employee benefit plan (or a trust forming a part thereof) maintained by Pacific Capital or any of its Subsidiaries or (y) Pacific Capital or any of its Subsidiaries; and

(ii)	any other person acquires the voting securities described in paragraph (a)(i) above as a result of any merger, consolidation or other reorganization of Pacific Capital in a transaction after which:

•	the shareholders of Pacific Capital immediately before such transaction own directly or indirectly immediately after such transaction at least 51% of the voting securities of the surviving corporation in substantially the same proportion as their ownership of the voting securities of Pacific Capital immediately before such transaction; or

•	the individuals who were Incumbent Directors at the time of Pacific Capital’s execution of the agreement providing for such transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”); provided that, if Pacific Capital is not the Surviving Corporation, the individuals who were Incumbent Directors at the time of Pacific Capital’s execution of the agreement providing for such transaction constitute at least a majority of the members of the board of directors of the ultimate parent corporation of the Surviving Corporation; or

•	immediately after such transaction no person [other than (x) Pacific Capital, (y) any subsidiary of Pacific Capital, or (z) any employee benefit plan (or any trust forming a part thereof) maintained by Pacific Capital, the Surviving Corporation or any subsidiary of Pacific Capital], has beneficial ownership of 35% or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately after such transaction; or

(c)	Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than the permitted amount of the then outstanding voting securities of Pacific Capital as a result of the acquisition of voting securities by Pacific Capital which, by reducing the number of the voting securities then outstanding, increases the proportional number of voting securities beneficially owned by such person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by Pacific Capital, and, after such acquisition by Pacific Capital, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur.

(d)	Notwithstanding anything in this Plan or any Award Agreement to the contrary, (x) the occurrence of a merger, consolidation or reorganization described in this Plan shall not be considered the occurrence of a change of control for any purposes under this Plan or any Award Agreement and (y) if a merger, consolidation, reorganization or other transaction might be deemed to be described in both this Section and Section 13(b) of this Plan, such merger, consolidation, reorganization or other transaction shall be deemed to be described in only Section 13(b) of this Plan.

“Code” means the Internal Revenue Code of 1986, as heretofore or hereafter amended.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Donative Transfer” means any transfer of an Option made for donative purposes or without the payment or receipt by or on behalf of the Optionee of any cash, property or other consideration. For purposes of this Section, neither an Optionee’s receipt of or eligibility for a deduction, credit or similar allowance for federal or state income tax or estate tax purposes nor the transferee’s use for family or support purposes of any proceeds realized from the sale of any shares of Common Stock acquired on exercise of an Option shall be deemed to be the receipt of consideration.

“Exchange Act” means the Securities Exchange Act of 1934, as heretofore or hereafter amended.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

•	If the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the date of determination.

•	If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination.

“Incumbent Directors” means directors of Pacific Capital who are elected (or nominated for election) to the Board by the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual who is elected or nominated in connection with an actual or threatened Proxy Contest relating to the election of directors shall not be considered an Incumbent Director. In addition, no individual shall be considered an Incumbent Director if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a

“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

“Option” means a stock option granted pursuant to the Plan. All Options granted hereunder shall be “nonstatutory stock options” and each such Option shall be evidenced by a written Option Agreement.

“Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of the Plan. The terms and provisions of each Option Agreement need not be the same.

“Optionee” means a Director who receives an Option.

“Participant” means any Director who has received an Award under this Plan.

Restricted Stock. “Restricted Stock” means Common Stock awarded under this Plan.

Restricted Shareholder. “Restricted Shareholder” means a Director granted an award of Restricted Stock under this Plan.

Restricted Stock Agreement. “Restricted Stock Agreement” means a written agreement between the Company and the Restricted Shareholder evidencing the terms and restrictions applying to the award of the Restricted Stock. Each Restricted Stock Agreement is subject to the terms and conditions of the Plan. The terms and provisions of each Restricted Stock Agreement need not be the same.

“ Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3 in effect at the time in question.

proxy

This Proxy is Solicited on Behalf of the Board of Directors

By signing this proxy, you revoke all prior proxies and appoint William S. Thomas, Jr. and Carol M. Kelleher, and each of them, as proxies to vote all shares of common stock that you have power to vote at the Annual Meeting of Shareholders to be held on May 24, 2005 at Santa Barbara, CA, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though you were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and all adjournments, and they may name others to take their place.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Annual Meeting of Shareholders

May 24, 2005

10:00 a.m.

Lobero Theatre

33 E. Canon Perdido

Santa Barbara, California

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1. Election of	01 Edward E. Birch	05 Roger C. Knopf	09 Gerald T. McCullough	☐ Vote FOR	☐ Vote WITHHELD
Directors:	02 Richard M. Davis	06 Robert W. Kummer, Jr.	10 Richard A. Nightingale	all nominees	from all nominees
	03 Richard S. Hambleton, Jr.	07 Clayton C. Larson	11 Kathy J. Odell
	04 D. Vernon Horton	08 John R. Mackall	12 William S. Thomas, Jr.

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the 2005 Directors Stock Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of an Amendment to the Articles of Incorporation to increase authorized common stock	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Indicate changes below:	Date____________________________________

Please sign exactly as name appears on this card. If stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

The deadline for telephone and Internet voting is 11:59 PM Eastern Time,

Monday, May 23, 2005

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

Internet http://www.proxyvoting.com/pcbc		Telephone 1-866-540-5760		Mail
Use the Internet to vote. Have your direction card in hand when you access the web site.	OR	Use any touch-tone telephone to vote. Have your direction card in hand when you call.	OR	Mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone,

You do NOT need to mail back your proxy card.

Direction Card

This Proxy is Solicited on Behalf of the Board of Directors

Pacific Capital Bancorp Incentive & Investment and Salary Savings Plan and

Pacific Capital Bancorp Employee Stock Ownership Plan

To:	Prudential Bank & Trust, FSB, Trustee

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Pacific Capital Bancorp Common Stock held for my account in the Pacific Capital Bancorp Incentive & Investment and Salary Savings Plan and/or the Employee Stock Ownership Plan (the “Plans”) at the Annual Meeting of Shareholders of Pacific Capital Bancorp to be held on May 24, 2005, or any adjournment thereof, as follows:

To vote in accordance with the Board of Directors’ recommendations, check the boxes FOR each proposal listed on the other side, then sign, date and return this card by May 19, 2005. If you do not properly vote by that date, the Trustee for the Plans will vote your shares in favor of management’s recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Annual Meeting of Shareholders

May 24, 2005

10:00 a.m.

Lobero Theatre

33 E. Canon Perdido

Santa Barbara, California

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1. Election of	01 Edward E. Birch	05 Roger C. Knopf	09 Gerald T. McCullough	☐ Vote FOR	☐ Vote WITHHELD
Directors:	02 Richard M. Davis	06 Robert W. Kummer, Jr.	10 Richard A. Nightingale	all nominees	from all nominees
	03 Richard S. Hambleton, Jr.	07 Clayton C. Larson	11 Kathy J. Odell
	04 D. Vernon Horton	08 John R. Mackall	12 William S. Thomas, Jr.

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the 2005 Directors Stock Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Approval of an Amendment to the Articles of Incorporation to increase authorized common stock	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Indicate changes below:	Date____________________________________

Please sign exactly as name appears on this card. If stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

The deadline for voting is 11:59 PM Eastern Time,

Thursday, May 19, 2005

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

Internet http://www.proxyvoting.com/pcbc-prud		Telephone 1-866-540-5760		Mail
Use the Internet to vote. Have your direction card in hand when you access the web site.	OR	Use any touch-tone telephone to vote. Have your direction card in hand when you call.	OR	Mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone,

You do NOT need to mail back your direction card.